Annual Report


                                                  (RIVERSOURCE INVESTMENTS LOGO)

RIVERSOURCE

EQUITY VALUE FUND

ANNUAL REPORT FOR
THE PERIOD ENDED
MARCH 31, 2008



RIVERSOURCE EQUITY VALUE FUND
SEEKS TO PROVIDE SHAREHOLDERS WITH
GROWTH OF CAPITAL AND INCOME.



                                                  (SINGLE-STRATEGY FUNDS ICON)

LETTER TO SHAREHOLDERS
-------------------------------------------

PHOTO - BANNIGAN -
LEWIS
    Patrick T.
 Bannigan (left)
Stephen R. Lewis,
   Jr. (right)

                            Dear Fellow RiverSource(R) Funds Shareholder:
                            Market volatility such as we've seen in the last few months is having a significant impact on retirement savings accounts. More specifically, many pre-retirees and retirees have become concerned that they could outlive their retirement savings. With markets fluctuating almost daily, home values declining and the fact that the average retirement now lasts more than 20 years, their concern is valid.

DON'T LET YOUR EMOTIONS RULE
The truest course to a secure retirement lies in investing for the long-term and diversifying your portfolio. Reducing or stopping your investment savings contributions because the market is acting erratically may only have the effect of cutting into the additional assets you may have gained over time through compounding. A well-diversified portfolio that factors in risk tolerance, accumulation goals and income objectives may potentially soften the blows delivered by a volatile market. The key is to keep saving, no matter the market conditions.

In fact, if you asked current retirees for their best retirement-planning financial advice, industry studies show you would hear: "save more" and "start saving earlier." While that's good counsel, investors should also consider how to achieve the greatest potential return from their investment savings.

INVESTMENT STRATEGIES DESIGNED FOR A MORE SECURE RETIREMENT
Whether you're still saving and investing for retirement, or seeking retirement income, RiverSource offers innovative investment strategies that can help you feel more confident about your retirement security.

Investment strategies, such as RiverSource Portfolio Builder Series, RiverSource Income Builder Series and RiverSource Retirement Plus(R) Series, can help remove emotion from, and add discipline to, your investing decisions. They do this through the application of:

     > built-in diversification and asset allocation,

     > risk management,

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THIS PAGE IS NOT PART OF THE ANNUAL REPORT

--------------------------------------------------------------------------------

     > automatic rebalancing and

     > professional portfolio management.

The funds in these series are designed to help you make the transition from accumulating savings to generating and withdrawing income throughout your retirement years. They may also provide you with the assurance you need in volatile markets, knowing that your assets in these investments are continuously, professionally managed.

FINDING THE OPTIMAL SAVINGS STRATEGY FOR YOU
A personalized financial plan can help you clarify your retirement savings goals and objectives. Once you are ready for retirement, your financial plan can also help you determine how much you can safely withdraw from your retirement account so that you won't outlive your savings.

Talk with your financial professional about which RiverSource funds or series of funds might best meet your needs today and in the years to come.

Thank you for choosing RiverSource Funds and for your continued support.


/s/ STEPHEN R. LEWIS, JR.             /s/ PATRICK T. BANNIGAN
Stephen R. Lewis, Jr.                 Patrick T. Bannigan
                                      President, RiverSource Funds
Chairman of the Boards

--------------------------------------------------------------------------------

                                      THIS PAGE IS NOT PART OF THE ANNUAL REPORT

-----------------------------

For more information about any of our RiverSource Funds, go online to RiverSource.com or call (888) 791-3380. Customer Service Representatives are available to answer your questions Monday through Friday from 8 a.m. to 5 p.m. Central time.

DID YOU KNOW...
------------------------------------------------------

> Only 43% of workers have actually tried to calculate how much they will need to save for a secure retirement.(1)
> 53% of Americans say they save at least 5% of their income, while 28% say they save at least 10% of their income. (Experts urge people to save at least 10% of their income.)(2)
> Statistics show that the average 62-year-old man will live to be almost 84 and a 62-year-old woman will live to be over 86. There's nearly a one-in-three chance that one or both will make it to age 95.(3)

YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES,
RISKS, CHARGES AND EXPENSES OF A MUTUAL FUND
CAREFULLY BEFORE INVESTING. FOR A FREE PROSPECTUS,
WHICH CONTAINS THIS AND OTHER IMPORTANT INFORMATION
ABOUT THE FUNDS, CALL (888) 791-3380. READ THE
PROSPECTUS CAREFULLY BEFORE INVESTING.

1    2007 Retirement Confidence Survey by the
     Employee Benefit Research Institute
2    America Savings Education Council and America
     Saves national survey, February 2008
3    American Academy of Actuaries

--------------------------------------------------------------------------------

THIS PAGE IS NOT PART OF THE ANNUAL REPORT

TABLE OF CONTENTS
----------------------------------------------------

Your Fund at a Glance...............      2

Manager Commentary..................      5

The Fund's Long-term Performance ...     10

Fund Expenses Example...............     12

Portfolio of Investments............     15

Financial Statements................     19

Notes to Financial Statements.......     25

Report of Independent Registered
   Public Accounting Firm...........     46

Federal Income Tax Information......     47

Board Members and Officers..........     52

Proxy Voting........................     56

          (DALBAR LOGO)

The RiverSource mutual fund
shareholder reports have been
awarded the Communications Seal
from Dalbar Inc., an independent
financial services research firm.
The Seal recognizes communications
demonstrating a level of
excellence in the industry.

--------------------------------------------------------------------------------

                          RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT  1

YOUR FUND AT A GLANCE
--------------------------------------------

FUND SUMMARY
--------------------------------------------------------------------------------

> RiverSource Equity Value Fund (the Fund) declined 4.39% (Class A shares, excluding sales charge) for the 12 months ended March 31, 2008.

> The Fund outperformed the 9.99% decrease of its benchmark, the Russell 1000(R)
  Value Index (Russell Index).

> The Fund also outperformed the 8.00% decline of the Lipper Large-Cap Value
  Funds Index, which represents the Fund's peer group.

ANNUALIZED TOTAL RETURNS (for period ended March 31, 2008)
--------------------------------------------------------------------------------

                                   1 year    3 years    5 years    10 years
--------------------------------------------------------------------------------
RiverSource Equity Value Fund
  Class A (excluding sales
  charge)                          -4.39%    +9.00%     +16.04%    +4.25%
--------------------------------------------------------------------------------
Russell 1000 Value Index
  (unmanaged)                      -9.99%    +6.01%     +13.68%    +5.54%
--------------------------------------------------------------------------------
Lipper Large-Cap Value Funds
  Index                            -8.00%    +5.51%     +11.92%    +3.92%

(See "The Fund's Long-term Performance" for Index descriptions)

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution or visiting riversource.com/funds.

The 5.75% sales charge applicable to Class A shares of the Fund is not reflected in the table above. If reflected, returns would be lower than those shown. The performance of other classes may vary from that shown because of differences in expenses. See the Average Annual Total Returns table for performance of other share classes of the Fund.

The indices do not reflect the effects of sales charges, expenses (excluding Lipper) and taxes.

It is not possible to invest directly in an index.

--------------------------------------------------------------------------------

 2 RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

STYLE MATRIX
----------------------------------------


          STYLE
VALUE    BLEND    GROWTH
X                          LARGE
                           MEDIUM        SIZE
                           SMALL

Shading within the style matrix indicates areas in which the Fund is designed to generally invest.

The style matrix can be a valuable tool for constructing and monitoring your portfolio. It provides a frame of reference for distinguishing the types of stocks or bonds owned by a mutual fund, and may serve as a guideline for helping you build a portfolio.

Investment products, including shares of mutual funds, are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.

ANNUAL OPERATING EXPENSE RATIO
(as of the current prospectus)
----------------------------------------

                         Total      Net Expenses
----------------------------------------------------
Class A                  1.06%         1.06%
----------------------------------------------------
Class B                  1.82%         1.82%
----------------------------------------------------
Class C                  1.82%         1.82%
----------------------------------------------------
Class I                  0.65%         0.65%
----------------------------------------------------
Class R2                 1.46%         1.46%
----------------------------------------------------
Class R3                 1.37%         1.37%
----------------------------------------------------
Class R4                 0.97%         0.93%(a)
----------------------------------------------------
Class R5                 0.71%         0.71%
----------------------------------------------------
Class W                  1.12%         1.12%
----------------------------------------------------

(a) The Investment Manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until March 31, 2009, unless sooner terminated at the discretion of the Fund's Board. Any amounts waived will not be reimbursed by the Fund. Under this agreement, net fund expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment (that increased the management fee by 0.05%), will not exceed 0.88% for Class R4.

--------------------------------------------------------------------------------

                          RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT  3

-----------------------------

AVERAGE ANNUAL TOTAL RETURNS
--------------------------------------------------------------------------------

AT MARCH 31, 2008
                                                                                SINCE
WITHOUT SALES CHARGE                 1 YEAR    3 YEARS   5 YEARS   10 YEARS   INCEPTION
 Class A (inception 3/20/95)          -4.39%    +9.00%   +16.04%    +4.25%        N/A
-------------------------------------------------------------------------------------------
 Class B (inception 5/14/84)          -5.07%    +8.18%   +15.16%    +3.46%        N/A
-------------------------------------------------------------------------------------------
 Class C (inception 6/26/00)          -5.07%    +8.20%   +15.14%      N/A       +4.34%
-------------------------------------------------------------------------------------------
 Class I (inception 3/4/04)           -3.99%    +9.48%      N/A       N/A       +9.36%
-------------------------------------------------------------------------------------------
 Class R2 (inception 12/11/06)        -4.45%      N/A       N/A       N/A       -2.67%
-------------------------------------------------------------------------------------------
 Class R3 (inception 12/11/06)        -4.22%      N/A       N/A       N/A       -2.43%
-------------------------------------------------------------------------------------------
 Class R4 (inception 3/20/95)         -4.24%    +9.17%   +16.21%    +4.41%        N/A
-------------------------------------------------------------------------------------------
 Class R5 (inception 12/11/06)        -3.98%      N/A       N/A       N/A       -2.14%
-------------------------------------------------------------------------------------------
 Class W (inception 12/1/06)          -4.36%      N/A       N/A       N/A       -1.42%
-------------------------------------------------------------------------------------------

WITH SALES CHARGE
 Class A (inception 3/20/95)          -9.89%    +6.87%   +14.67%    +3.72%        N/A
-------------------------------------------------------------------------------------------
 Class B (inception 5/14/84)          -9.53%    +7.03%   +14.93%    +3.46%        N/A
-------------------------------------------------------------------------------------------
 Class C (inception 6/26/00)          -5.97%    +8.20%   +15.14%      N/A       +4.34%
-------------------------------------------------------------------------------------------

Class A share performance reflects the maximum sales charge of 5.75%. Class B share performance reflects a contingent deferred sales charge (CDSC) applied as follows: first year 5%; second and third years 4%; fourth year 3%; fifth year 2%; sixth year 1%; no sales charge thereafter. Class C shares may be subject to a 1% CDSC if shares are sold within one year after purchase. Sales charges do not apply to Class I, Class R2, Class R3, Class R4, Class R5 and Class W shares. Class I, Class R2, Class R3, Class R4 and Class R5 are available to institutional investors only. Class W shares are offered through qualifying discretionary accounts.

--------------------------------------------------------------------------------

 4 RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT

MANAGER COMMENTARY
--------------------------------------------

Dear Shareholders,

RiverSource Equity Value Fund declined 4.39% (Class A shares, excluding sales charge) for the 12 months ended March 31, 2008. The Fund outperformed the 9.99% decrease of its benchmark, the Russell 1000(R) Value Index (Russell Index), as well as the 8.00% decline of the Lipper Large-Cap Value Funds Index, representing the Fund's peer group.

SIGNIFICANT PERFORMANCE FACTORS
The 12 months ended March 31, 2008, was a particularly difficult period for the U.S. equity markets, as the collapse of the residential real estate market and its related industries combined with all-time high oil prices, created an environment that drove many to question whether the U.S. economy may have entered a recession.

Given this backdrop, it comes as no surprise that a significant allocation to energy, the best performing sector in the Russell Index, boosted the Fund's returns most. In energy, industry and stock selection were also positives. An emphasis on oil services, drilling companies and exploration and

SECTOR DIVERSIFICATION(1) (at March 31, 2008; % of portfolio assets)
-----------------------------------------------------------------

Cash & Cash Equivalents(2)                      1.1%
---------------------------------------------------------
Consumer Discretionary                          8.6%
---------------------------------------------------------
Consumer Staples                                4.8%
---------------------------------------------------------
Energy                                         19.4%
---------------------------------------------------------
Financials                                     16.7%
---------------------------------------------------------
Health Care                                     5.3%
---------------------------------------------------------
Industrials                                    19.1%
---------------------------------------------------------
Information Technology                         12.9%
---------------------------------------------------------
Materials                                       8.5%
---------------------------------------------------------
Telecommunication                               0.4%
---------------------------------------------------------
Telecommunication Services                      3.2%
---------------------------------------------------------

(1) Sectors can be comprised of several industries. Please refer to the section entitled "Portfolio of Investments" for a complete listing. No single industry exceeds 25% of portfolio assets.
(2) Of the 1.1%, 0.4% is due to security lending activity and 0.7% is the Fund's cash equivalent position.
The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

--------------------------------------------------------------------------------

                          RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT  5

------------------------------

production over integrated oil companies proved especially prudent. Strong individual performers within the sector included PETROLEO BRASILEIRO (PETROBRAS), TRANSOCEAN, WEATHERFORD INTL and HALLIBURTON. A modest allocation to financials further contributed to the Fund's results. Having a sizable exposure to property and casualty insurers also helped, as this was the best performing industry within the weak financials sector. Stock selection within financials was generally positive, although XL CAPITAL disappointed.

Stock selection within information technology, consumer staples and consumer discretionary also contributed to the Fund's performance. Within information technology, HEWLETT-PACKARD and INTEL were particularly strong individual performers. Within consumer staples, tobacco companies LOEWS-CAROLINA GROUP and ALTRIA performed especially well. Having only a modest exposure to media companies within the consumer discretionary sector helped the Fund, too.

Stock selection within the autos and transportation sector detracted most from the Fund's results, as positions in FORD MOTOR and the airline industry as a whole disappointed.

TOP TEN HOLDINGS (at March 31, 2008; % of portfolio assets)
--------------------------------------------------------------------------------

General Electric                                               4.5%
------------------------------------------------------------------------
Caterpillar                                                    3.9%
------------------------------------------------------------------------
Intel                                                          3.2%
------------------------------------------------------------------------
Chevron                                                        3.2%
------------------------------------------------------------------------
ConocoPhillips                                                 2.8%
------------------------------------------------------------------------
El du Pont de Nemours & Co                                     2.1%
------------------------------------------------------------------------
Wal-Mart Stores                                                2.0%
------------------------------------------------------------------------
Transocean                                                     1.9%
------------------------------------------------------------------------
Loews                                                          1.8%
------------------------------------------------------------------------
Hewlett-Packard                                                1.8%
------------------------------------------------------------------------

For further detail about these holdings, please refer to the section entitled "Portfolio of Investments."

Fund holdings are as of the date given, are subject to change at any time, and are not recommendations to buy or sell any security.

--------------------------------------------------------------------------------

 6 RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

Most of the changes made were implemented toward the end of the fiscal year based on our view that by the end of 2008, stronger U.S. economic growth may begin to re-emerge.

CHANGES TO THE FUND'S PORTFOLIO
We significantly reduced the Fund's position in financials, as we believe the problems this sector faces will last for some time yet. We also decreased the Fund's allocation to electric utilities during the annual period, given their high relative valuations. We redeployed the proceeds from these sectors into information technology, producer durables, consumer discretionary and energy. For example, in information technology, we added to the Fund's position in INTEL. In producer durables, we added to the Fund's holdings in GENERAL ELECTRIC and CATERPILLAR. We increased the Fund's consumer discretionary position in WAL-MART and established new positions in BEST BUY and KOHL'S. The Fund's increased exposure to energy was spread out among a number of holdings.

Most of the changes made were implemented toward the end of the fiscal year based on our view that by the end of 2008, stronger U.S. economic growth may begin to re-emerge. On this basis, we took a somewhat contrarian stance that several industries, including retail, presented appealing risk profiles and comparatively attractive valuation opportunities.

OUR FUTURE STRATEGY
During the past several months, the global macroeconomic environment has grown increasingly uncertain. In response to this cloudiness, we have increased our emphasis on individual stock selection across the sectors in which the Fund invests. At the same time, we believe that recent economic weakness has presented buying opportunities in select areas, such as the consumer discretionary sector in general, and the retail industry in particular.

--------------------------------------------------------------------------------

                          RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT  7

------------------------------

We currently intend to further reduce the Fund's already modest exposure to financial services, given ongoing concerns regarding the capital and credit markets in the United States. Based on high relative valuations, we also intend to continue reducing the Fund's exposure to electric utilities.

As always, we take larger positions in sectors, industries or individual stocks when we believe we have identified factors that other investors have missed, ignored or strongly disagree with, and that have the potential to move the share values higher. We will continue to emphasize stocks that we believe have attractive valuations, and we intend to generally invest in equities across the market capitalizations sectors with an emphasis on large-cap stocks.

We intend to continue managing the Fund through a diversified mix of stocks, with a focus on large-cap, value-oriented companies.


           (PHOTO - WARREN SPITZ)        (PHOTO - LATON SPAHR)
           Warren Spitz                  Laton Spahr, CFA(R)
           Senior Portfolio              Portfolio Manager
           Manager

           (PHOTO - STEVE SCHROLL)       (PHOTO - PAUL STOCKING)
           Steve Schroll                 Paul Stocking
           Portfolio Manager             Portfolio Manager

Any specific securities mentioned are for illustrative purposes only and are not a complete list of securities that have increased or decreased in value. The views expressed in this statement reflect those of the portfolio manager(s) only through the end of the period of the report as stated on the cover and do not necessarily represent the views of RiverSource Investments, LLC (RiverSource) or any subadviser to the Fund or any other person in the RiverSource or subadviser organizations. Any such views are subject to change at any time based upon market or other conditions and RiverSource disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a RiverSource fund are based on numerous factors, may not be relied on as an indication of trading intent on behalf of any RiverSource fund.

--------------------------------------------------------------------------------

 8 RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT

                       THIS PAGE LEFT BLANK INTENTIONALLY

THE FUND'S LONG-TERM PERFORMANCE
-----------------------
The chart on the facing page illustrates the total value of an assumed $10,000 investment in RiverSource Equity Value Fund Class A shares (from 4/01/98 to 3/31/08) as compared to the performance of two widely cited performance indices, the Russell 1000(R) Value Index and the Lipper Large-Cap Value Funds Index. In comparing the Fund's Class A shares to these indices, you should take into account the fact that the Fund's performance reflects the maximum sales charge of 5.75%, while such charges are not reflected in the performance of the indices. Returns for the Fund include the reinvestment of any distribution paid during each period.

The performance information shown represents past performance and is not a guarantee of future results. The table below and the chart on the facing page do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution or visiting riversource.com/funds. Also see "Past Performance" in the Fund's current prospectus.

COMPARATIVE RESULTS
--------------------------------------------------------------------------------

Results at March 31, 2008
                                            1 YEAR       3 YEARS       5 YEARS       10 YEARS
RIVERSOURCE EQUITY VALUE FUND
(INCLUDES SALES CHARGE)
 Class A Cumulative value of $10,000         $9,011       $12,206       $19,827       $14,294
-------------------------------------------------------------------------------------------------
        Average annual total return          -9.89%        +6.87%       +14.67%        +3.72%
-------------------------------------------------------------------------------------------------
RUSSELL 1000 VALUE INDEX(1)
        Cumulative value of $10,000          $9,001       $11,914       $18,985       $17,142
-------------------------------------------------------------------------------------------------
        Average annual total return          -9.99%        +6.01%       +13.68%        +5.54%
-------------------------------------------------------------------------------------------------
LIPPER LARGE-CAP VALUE FUNDS INDEX(2)
        Cumulative value of $10,000          $9,200       $11,746       $17,561       $14,694
-------------------------------------------------------------------------------------------------
        Average annual total return          -8.00%        +5.51%       +11.92%        +3.92%
-------------------------------------------------------------------------------------------------

Results for other share classes can be found on page 4.

--------------------------------------------------------------------------------

 10 RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT

 -------------------------------------------------------------------------------

(VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN RIVERSOURCE EQUITY VALUE FUND LINE GRAPH)

                                             RIVERSOURCE EQUITY VALUE
                                           FUND CLASS A (INCLUDES SALES   RUSSELL 1000 VALUE INDEX(1)    LIPPER LARGE-CAP VALUE
                                                     CHARGE)                                                  FUNDS INDEX(2)
                                           ----------------------------   ---------------------------   ------------------------
'98                                                  $ 9,425                         $10,000                       $10,000
'99                                                    9,548                          10,504                        10,856
'00                                                   10,204                          11,170                        11,767
'01                                                    9,922                          11,200                        11,050
'02                                                    9,932                          11,691                        11,163
'03                                                    6,795                           9,027                         8,368
'04                                                    9,857                          12,712                        11,533
'05                                                   11,036                          14,386                        12,508
'06                                                   13,388                          16,301                        13,993
'07                                                   14,950                          19,044                        15,972
'08                                                   14,294                          17,142                        14,694

(1) The Russell 1000 Value Index, an unmanaged index, measures the performance of those stocks in the Russell 1000 Index with lower price-to-book ratios and lower forecasted growth values. The index reflects reinvestment of all distributions and changes in market prices.
(2) The Lipper Large-Cap Value Funds Index includes the 30 largest large-cap value funds tracked by Lipper Inc. The index's returns include net reinvested dividends. The Fund's performance is currently measured against this index for purposes of determining the performance incentive adjustment.

--------------------------------------------------------------------------------

                         RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT  11

FUND EXPENSES EXAMPLE
-----------------------------------------
(UNAUDITED)

As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments; and (2) ongoing costs, which may include management fees; distribution and service (12b-1) fees; and other Fund fees and expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. In addition to the ongoing expenses which the Fund bears directly, the Fund's shareholders indirectly bear the expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). The Fund's indirect expense from investing in the acquired funds is based on the Fund's pro rata portion of the cumulative expenses charged by the acquired funds using the acquired funds expense ratio as of the most recent shareholder report.

The example is based on an investment of $1,000 invested at the beginning of the period and held for the six months ended March 31, 2008.

ACTUAL EXPENSES

The first line of the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled "Expenses paid during the period" to estimate the expenses you paid on your account during this period.

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES

The second line of the table provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads). Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

--------------------------------------------------------------------------------

 12 RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

                               BEGINNING         ENDING         EXPENSES
                             ACCOUNT VALUE   ACCOUNT VALUE     PAID DURING     ANNUALIZED
                             OCT. 1, 2007    MARCH 31, 2008   THE PERIOD(A)   EXPENSE RATIO
-------------------------------------------------------------------------------------------
Class A
-------------------------------------------------------------------------------------------
   Actual(b)                    $1,000         $  866.50          $5.33           1.13%
-------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,019.56          $5.77           1.13%
-------------------------------------------------------------------------------------------
Class B
-------------------------------------------------------------------------------------------
   Actual(b)                    $1,000         $  863.30          $8.90           1.89%
-------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,015.72          $9.63           1.89%
-------------------------------------------------------------------------------------------
Class C
-------------------------------------------------------------------------------------------
   Actual(b)                    $1,000         $  863.50          $8.85           1.88%
-------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,015.77          $9.58           1.88%
-------------------------------------------------------------------------------------------
Class I
-------------------------------------------------------------------------------------------
   Actual(b)                    $1,000         $  868.60          $3.35            .71%
-------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,021.68          $3.63            .71%
-------------------------------------------------------------------------------------------
Class R2
-------------------------------------------------------------------------------------------
   Actual(b)                    $1,000         $  867.10          $7.22           1.53%
-------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,017.54          $7.80           1.53%
-------------------------------------------------------------------------------------------
Class R3
-------------------------------------------------------------------------------------------
   Actual(b)                    $1,000         $  868.20          $7.32           1.55%
-------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,017.44          $7.90           1.55%
-------------------------------------------------------------------------------------------
Class R4
-------------------------------------------------------------------------------------------
   Actual(b)                    $1,000         $  867.30          $4.62            .98%
-------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,020.32          $5.00            .98%
-------------------------------------------------------------------------------------------
Class R5
-------------------------------------------------------------------------------------------
   Actual(b)                    $1,000         $  868.20          $3.68            .78%
-------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,021.33          $3.98            .78%
-------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                         RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT  13

---------------------------

                               BEGINNING         ENDING         EXPENSES
                             ACCOUNT VALUE   ACCOUNT VALUE     PAID DURING     ANNUALIZED
                             OCT. 1, 2007    MARCH 31, 2008   THE PERIOD(A)   EXPENSE RATIO
-------------------------------------------------------------------------------------------
Class W
-------------------------------------------------------------------------------------------
   Actual(b)                    $1,000         $  866.40          $5.57           1.18%
-------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,019.31          $6.02           1.18%
-------------------------------------------------------------------------------------------

(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 185/366 (to reflect the one-half year period).
(b) Based on the actual return for the six months ended March 31, 2008: -13.35% for Class A,
     -13.67% for Class B, -13.65% for Class C, -13.14% for Class I, -13.29% for
     Class R2, - 13.18% for Class R3, -13.27% for Class R4, -13.18% for Class R5 and -13.36% for Class W.

--------------------------------------------------------------------------------

 14 RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT

PORTFOLIO OF INVESTMENTS
-----------------------------------------

MARCH 31, 2008
(Percentages represent value of investments compared to net assets)

INVESTMENTS IN SECURITIES

COMMON STOCKS (98.8%)
ISSUER                                            SHARES                    VALUE(A)
AEROSPACE & DEFENSE (2.8%)
Honeywell Intl                                       217,136             $12,250,813
United Technologies                                  222,484              15,311,349
                                                                     ---------------
Total                                                                     27,562,162
------------------------------------------------------------------------------------

AIR FREIGHT & LOGISTICS (1.2%)
United Parcel Service Cl B                           162,149              11,840,120
------------------------------------------------------------------------------------

AIRLINES (0.6%)
AMR                                                  135,059(b)            1,218,232
Continental Airlines Cl B                             75,250(b)            1,447,058
Delta Air Lines                                       59,761(b)              513,945
Northwest Airlines                                   164,493(b)            1,478,791
UAL                                                    9,398                 202,339
US Airways Group                                      99,393(b)              885,592
                                                                     ---------------
Total                                                                      5,745,957
------------------------------------------------------------------------------------

AUTOMOBILES (1.6%)
Ford Motor                                         1,773,992(b)           10,147,234
General Motors                                       309,535(g)            5,896,642
                                                                     ---------------
Total                                                                     16,043,876
------------------------------------------------------------------------------------

BIOTECHNOLOGY (0.2%)
Amgen                                                 50,674(b)            2,117,160
------------------------------------------------------------------------------------

CAPITAL MARKETS (0.8%)
Apollo Mgmt LP                                       131,000(b,d,f)        1,801,250
Bank of New York Mellon                              141,354               5,898,702
                                                                     ---------------
Total                                                                      7,699,952
------------------------------------------------------------------------------------

CHEMICALS (5.5%)
Air Products & Chemicals                             141,017              12,973,564
Dow Chemical                                         471,820              17,386,567
EI du Pont de Nemours & Co                           455,865              21,316,247
Praxair                                               41,620               3,505,653
                                                                     ---------------
Total                                                                     55,182,031
------------------------------------------------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                    VALUE(A)

COMMERCIAL BANKS (0.3%)
US Bancorp                                            99,145              $3,208,332
------------------------------------------------------------------------------------

COMMERCIAL SERVICES & SUPPLIES (0.6%)
Waste Management                                     184,226               6,182,625
------------------------------------------------------------------------------------

COMMUNICATIONS EQUIPMENT (1.5%)
Cisco Systems                                        535,518(b)           12,900,629
Nokia ADR                                             78,568(c)            2,500,819
                                                                     ---------------
Total                                                                     15,401,448
------------------------------------------------------------------------------------

COMPUTERS & PERIPHERALS (3.7%)
Hewlett-Packard                                      405,409              18,510,975
IBM                                                  157,417              18,124,993
                                                                     ---------------
Total                                                                     36,635,968
------------------------------------------------------------------------------------

CONSTRUCTION & ENGINEERING (0.1%)
Insituform Technologies Cl A                          61,562(b)              851,402
------------------------------------------------------------------------------------

CONSUMER FINANCE (0.1%)
Discover Financial Services                           34,882                 571,018
------------------------------------------------------------------------------------

DIVERSIFIED FINANCIAL SERVICES (2.8%)
Bank of America                                      341,334              12,939,972
Citigroup                                            363,679               7,790,004
JPMorgan Chase & Co                                  165,689               7,116,343
                                                                     ---------------
Total                                                                     27,846,319
------------------------------------------------------------------------------------

DIVERSIFIED TELECOMMUNICATION SERVICES (3.2%)
AT&T                                                 398,088              15,246,770
Deutsche Telekom ADR                                 406,881(c)            6,746,087
Verizon Communications                               285,140              10,393,353
                                                                     ---------------
Total                                                                     32,386,210
------------------------------------------------------------------------------------

ELECTRICAL EQUIPMENT (0.6%)
ABB ADR                                              217,037(c)            5,842,636
------------------------------------------------------------------------------------

ELECTRONIC EQUIPMENT & INSTRUMENTS (0.2%)
Tyco Electronics                                      66,106               2,268,758
------------------------------------------------------------------------------------

                             See accompanying Notes to Portfolio of Investments.
--------------------------------------------------------------------------------

                         RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT  15

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                    VALUE(A)

ENERGY EQUIPMENT & SERVICES (7.0%)
Baker Hughes                                         144,968              $9,930,308
Halliburton                                          350,656              13,791,300
Schlumberger                                         129,791              11,291,817
Transocean                                           142,298(b)           19,238,690
Weatherford Intl                                     211,650(b)           15,338,276
                                                                     ---------------
Total                                                                     69,590,391
------------------------------------------------------------------------------------

FOOD & STAPLES RETAILING (2.5%)
CVS Caremark                                         130,268               5,277,157
Wal-Mart Stores                                      382,133              20,130,766
                                                                     ---------------
Total                                                                     25,407,923
------------------------------------------------------------------------------------

HEALTH CARE EQUIPMENT & SUPPLIES (0.3%)
Covidien                                              67,390               2,982,008
------------------------------------------------------------------------------------

HEALTH CARE PROVIDERS & SERVICES (0.5%)
Cardinal Health                                       57,252               3,006,303
Humana                                                53,521(b)            2,400,952
                                                                     ---------------
Total                                                                      5,407,255
------------------------------------------------------------------------------------

HOTELS, RESTAURANTS & LEISURE (1.6%)
Carnival Unit                                        398,872              16,146,339
------------------------------------------------------------------------------------

HOUSEHOLD DURABLES (0.7%)
Centex                                                26,216                 634,689
DR Horton                                             46,272                 728,784
KB Home                                               29,561                 731,044
Pulte Homes                                           54,333                 790,545
Whirlpool                                             50,157               4,352,625
                                                                     ---------------
Total                                                                      7,237,687
------------------------------------------------------------------------------------

INDUSTRIAL CONGLOMERATES (5.0%)
General Electric                                   1,229,585              45,506,941
Tyco Intl                                            114,336(c)            5,036,501
                                                                     ---------------
Total                                                                     50,543,442
------------------------------------------------------------------------------------

INSURANCE (11.7%)
ACE                                                  297,975(c)           16,406,504
Allstate                                             122,223               5,874,037
American Intl Group                                  265,268              11,472,841
Chubb                                                150,375               7,440,555
Everest Re Group                                     201,145(c)           18,008,512
Lincoln Natl                                          54,061               2,811,172
Loews                                                460,778              18,532,491
Marsh & McLennan Companies                           411,139              10,011,235

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                    VALUE(A)
INSURANCE (CONT.)
RenaissanceRe Holdings                                37,208(c)           $1,931,467
Travelers Companies                                  281,013              13,446,472
XL Capital Cl A                                      381,196(c)           11,264,342
                                                                     ---------------
Total                                                                    117,199,628
------------------------------------------------------------------------------------

IT SERVICES (0.4%)
Visa Cl A                                             60,636(b)            3,781,261
------------------------------------------------------------------------------------

MACHINERY (8.0%)
Caterpillar                                          496,024              38,833,719
Deere & Co                                            62,609               5,036,268
Eaton                                                121,052               9,644,213
Illinois Tool Works                                  320,025              15,434,806
Ingersoll-Rand Cl A                                  130,968(c)            5,838,553
Parker Hannifin                                       79,990               5,540,907
                                                                     ---------------
Total                                                                     80,328,466
------------------------------------------------------------------------------------

MEDIA (1.2%)
CBS Cl B                                             431,171               9,520,255
News Corp Cl A                                       115,309               2,162,044
                                                                     ---------------
Total                                                                     11,682,299
------------------------------------------------------------------------------------

METALS & MINING (1.3%)
Alcoa                                                258,988               9,339,107
Nucor                                                 49,216               3,333,892
                                                                     ---------------
Total                                                                     12,672,999
------------------------------------------------------------------------------------

MULTILINE RETAIL (1.6%)
Kohl's                                               245,860(b)           10,544,936
Macy's                                               228,791               5,275,920
                                                                     ---------------
Total                                                                     15,820,856
------------------------------------------------------------------------------------

OIL, GAS & CONSUMABLE FUELS (12.4%)
Anadarko Petroleum                                   156,038               9,835,075
Apache                                                75,681               9,143,778
BP ADR                                               289,867(c)           17,580,434
Chevron                                              378,063              32,271,458
ConocoPhillips                                       365,199              27,831,816
Devon Energy                                          56,552               5,900,070
EnCana                                                57,292(c)            4,339,869
Petroleo Brasileiro ADR                              132,682(c)           13,548,159
Spectra Energy                                        71,404               1,624,441
Suncor Energy                                         27,175(c)            2,618,311
                                                                     ---------------
Total                                                                    124,693,411
------------------------------------------------------------------------------------

See accompanying Notes to Portfolio of Investments.
--------------------------------------------------------------------------------

 16 RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                    VALUE(A)

PAPER & FOREST PRODUCTS (1.8%)
Intl Paper                                           489,017             $13,301,262
Weyerhaeuser                                          70,149               4,562,491
                                                                     ---------------
Total                                                                     17,863,753
------------------------------------------------------------------------------------

PHARMACEUTICALS (4.3%)
Abbott Laboratories                                  183,274              10,107,560
Eli Lilly & Co                                       103,727               5,351,276
Johnson & Johnson                                    125,732               8,156,235
Merck & Co                                           236,749               8,984,625
Pfizer                                               349,666               7,318,509
Wyeth                                                 64,102               2,676,900
                                                                     ---------------
Total                                                                     42,595,105
------------------------------------------------------------------------------------

REAL ESTATE INVESTMENT TRUSTS (REITS) (0.3%)
Simon Property Group                                  29,686               2,758,126
------------------------------------------------------------------------------------

ROAD & RAIL (0.2%)
CSX                                                   42,585               2,387,741
------------------------------------------------------------------------------------

SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT (4.5%)
Intel                                              1,539,828              32,613,557
STMicroelectronics                                   448,711(c)            4,783,259
Taiwan Semiconductor Mfg ADR                         782,599(c)            8,037,292
                                                                     ---------------
Total                                                                     45,434,108
------------------------------------------------------------------------------------

SOFTWARE (2.6%)
Microsoft                                            345,137               9,794,988
Oracle                                               467,526(b)            9,144,809
Symantec                                             417,110(b)            6,932,368
                                                                     ---------------
Total                                                                     25,872,165
------------------------------------------------------------------------------------

SPECIALTY RETAIL (2.0%)
Best Buy                                             252,175              10,455,175
Home Depot                                           326,208               9,124,038
                                                                     ---------------
Total                                                                     19,579,213
------------------------------------------------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                    VALUE(A)

THRIFTS & MORTGAGE FINANCE (0.8%)
Fannie Mae                                           313,334              $8,246,951
------------------------------------------------------------------------------------

TOBACCO (2.3%)
Altria Group                                         142,219               3,157,262
Loews-Carolina Group                                 176,524(e)           12,806,816
Philip Morris Intl                                   142,219(b)            7,193,437
                                                                     ---------------
Total                                                                     23,157,515
------------------------------------------------------------------------------------

TOTAL COMMON STOCKS
(Cost: $880,230,231)                                                    $988,774,616
------------------------------------------------------------------------------------

BONDS (0.4%)
                                   COUPON        PRINCIPAL
ISSUER                              RATE          AMOUNT                    VALUE(A)

WIRELINES
Qwest Communications Intl Cv
 Sr Unsecured
  11-15-25                           3.50%        $4,037,000              $4,137,602
------------------------------------------------------------------------------------

TOTAL BONDS
(Cost: $4,037,000)                                                        $4,137,602
------------------------------------------------------------------------------------

MONEY MARKET FUND (1.1%)(h)
                                                  SHARES                    VALUE(A)
RiverSource Short-Term Cash Fund                  11,311,226(i)          $11,311,226
------------------------------------------------------------------------------------

TOTAL MONEY MARKET FUND
(Cost: $11,311,226)                                                      $11,311,226
------------------------------------------------------------------------------------

TOTAL INVESTMENTS IN SECURITIES
(Cost: $895,578,457)(j)                                               $1,004,223,444
====================================================================================

NOTES TO PORTFOLIO OF INVESTMENTS

(a) Securities are valued by using procedures described in Note 1 to the financial statements.

(b)  Non-income producing.

(c) Foreign security values are stated in U.S. dollars. At March 31, 2008, the value of foreign securities represented 12.4% of net assets.

--------------------------------------------------------------------------------

                         RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT  17

(d) Represents a security sold under Rule 144A, which is exempt from registration under the Securities Act of 1933, as amended. This security may be determined to be liquid under guidelines established by the Fund's Board of Directors. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At March 31, 2008, the value of these securities amounted to $1,801,250 or 0.2% of net assets.

(e) Shareholders of tracking stocks have a financial interest only in a unit or division of the company. Unlike the common stock of the company itself, a tracking stock usually has limited or no voting rights. In the event of a company's liquidation, tracking stock shareholders typically do not have a legal claim on the company's assets.

(f)  Identifies issues considered to be illiquid as to their marketability (see
     Note 1 to the financial statements). These securities may be valued at fair value according to procedures approved, in good faith, by the Fund's Board of Directors. Information concerning such security holdings at March 31, 2008, is as follows:

                                                   ACQUISITION
SECURITY                                              DATES               COST
---------------------------------------------------------------------------------
Apollo Mgmt LP*                                     08-02-07           $3,144,000

     * Represents a security sold under Rule 144A, which is exempt from registration under the Securities Act of 1933, as amended.

(g) At March 31, 2008, security was partially or fully on loan. See Note 5 to the financial statements.

(h) Cash collateral received from security lending activity is invested in an affiliated money market fund and represents 0.4% of net assets. See Note 5 to the financial statements. The Fund's cash equivalent position is 0.7% of net assets.

(i)  Affiliated Money Market Fund - See Note 6 to the financial statements.

(j) At March 31, 2008, the cost of securities for federal income tax purposes was $897,559,967 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation                                           $203,905,259
Unrealized depreciation                                            (97,241,782)
------------------------------------------------------------------------------
Net unrealized appreciation                                       $106,663,477
------------------------------------------------------------------------------

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS
(i) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(ii) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(iii)The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(iv) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource.com/funds.

--------------------------------------------------------------------------------

 18 RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT

FINANCIAL STATEMENTS -----------------------------------------------------------

STATEMENT OF ASSETS AND LIABILITIES
MARCH 31, 2008

ASSETS
Investments in securities, at value
   Unaffiliated issuers* (identified cost $884,267,231)                        $  992,912,218
   Affiliated money market fund (identified cost $11,311,226)                      11,311,226
---------------------------------------------------------------------------------------------
Total investments in securities (identified cost $895,578,457)                  1,004,223,444
Cash                                                                                   17,188
Capital shares receivable                                                             370,199
Dividends and accrued interest receivable                                           1,755,256
Receivable for investment securities sold                                             137,347
---------------------------------------------------------------------------------------------
Total assets                                                                    1,006,503,434
---------------------------------------------------------------------------------------------
LIABILITIES
Capital shares payable                                                                905,346
Payable upon return of securities loaned                                            4,000,000
Accrued investment management services fee                                             42,202
Accrued distribution fee                                                              122,361
Accrued transfer agency fee                                                             9,250
Accrued administrative services fee                                                     4,690
Accrued plan administration services fee                                                1,398
Other accrued expenses                                                                146,513
---------------------------------------------------------------------------------------------
Total liabilities                                                                   5,231,760
---------------------------------------------------------------------------------------------
Net assets applicable to outstanding capital stock                             $1,001,271,674
=============================================================================================

--------------------------------------------------------------------------------

                         RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT  19

MARCH 31, 2008

REPRESENTED BY
Capital stock -- $.01 par value                                                $      836,019
Additional paid-in capital                                                        845,448,656
Undistributed net investment income                                                    88,953
Accumulated net realized gain (loss)                                               46,253,062
Unrealized appreciation (depreciation) on investments
   and on translation of assets and liabilities in foreign currencies             108,644,984
---------------------------------------------------------------------------------------------
Total -- representing net assets applicable to outstanding capital stock       $1,001,271,674
=============================================================================================

Net assets applicable to outstanding
   shares:                                 Class A                          $  862,727,060
                                           Class B                          $  120,949,564
                                           Class C                          $    5,338,784
                                           Class I                          $       12,824
                                           Class R2                         $        4,482
                                           Class R3                         $      138,368
                                           Class R4                         $   12,091,559
                                           Class R5                         $        4,482
                                           Class W                          $        4,551
Net asset value per share of outstanding
   capital stock:                          Class A shares(1)   72,058,965   $        11.97
                                           Class B shares      10,071,167   $        12.01
                                           Class C shares         448,976   $        11.89
                                           Class I shares           1,070   $        11.99
                                           Class R2 shares            374   $        11.98
                                           Class R3 shares         11,549   $        11.98
                                           Class R4 shares      1,009,050   $        11.98
                                           Class R5 shares            374   $        11.98
                                           Class W shares             380   $        11.98
------------------------------------------------------------------------------------------
* Including securities on loan, at value                                    $    3,810,000
------------------------------------------------------------------------------------------

(1) The maximum offering price per share for Class A is $12.70. The offering price is calculated by dividing the net asset value by 1.0 minus the maximum sales charge of 5.75%.

The accompanying Notes to Financial Statements are an integral part of this statement.

--------------------------------------------------------------------------------

 20 RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT

STATEMENT OF OPERATIONS
YEAR ENDED MARCH 31, 2008

INVESTMENT INCOME
Income:
Dividends                                                     $  25,489,633
Interest                                                            142,970
Income distributions from affiliated money market fund              360,252
Fee income from securities lending                                   27,756
   Less foreign taxes withheld                                     (132,351)
---------------------------------------------------------------------------
Total income                                                     25,888,260
---------------------------------------------------------------------------
Expenses:
Investment management services fee                                6,797,853
Distribution fee
   Class A                                                        2,578,435
   Class B                                                        1,585,388
   Class C                                                           63,308
   Class R2                                                              26
   Class R3                                                              13
   Class W                                                               13
Transfer agency fee
   Class A                                                        1,526,850
   Class B                                                          251,210
   Class C                                                            9,672
   Class R2                                                               3
   Class R3                                                               3
   Class R4                                                           6,642
   Class R5                                                               3
   Class W                                                               11
Administrative services fee                                         680,124
Plan administration services fee
   Class R2                                                              13
   Class R3                                                              13
   Class R4                                                          33,209
Compensation of board members                                        21,785
Custodian fees                                                       87,650
Printing and postage                                                235,336
Registration fees                                                    86,704
Professional fees                                                    42,692
Other                                                                32,294
---------------------------------------------------------------------------
Total expenses                                                   14,039,250
   Expenses waived/reimbursed by the Investment Manager and
      its affiliates                                                 (4,669)
---------------------------------------------------------------------------
                                                                 14,034,581
   Earnings and bank fee credits on cash balances                   (88,622)
---------------------------------------------------------------------------
Total net expenses                                               13,945,959
---------------------------------------------------------------------------
Investment income (loss) -- net                                  11,942,301
---------------------------------------------------------------------------

--------------------------------------------------------------------------------

                         RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT  21

YEAR ENDED MARCH 31, 2008

REALIZED AND UNREALIZED GAIN (LOSS) -- NET
Net realized gain (loss) on:
   Security transactions                                      $  99,299,538
   Foreign currency transactions                                        316
---------------------------------------------------------------------------
Net realized gain (loss) on investments                          99,299,854
Net change in unrealized appreciation (depreciation) on
   investments
   and on translation of assets and liabilities in foreign
   currencies                                                  (149,217,048)
---------------------------------------------------------------------------
Net gain (loss) on investments and foreign currencies           (49,917,194)
---------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from
   operations                                                 $ (37,974,893)
===========================================================================

The accompanying Notes to Financial Statements are an integral part of this statement.

--------------------------------------------------------------------------------

 22 RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT

STATEMENTS OF CHANGES IN NET ASSETS

YEAR ENDED MARCH 31,                                        2008              2007
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                        $   11,942,301    $   11,993,947
Net realized gain (loss) on investments                    99,299,854       125,168,618
Net change in unrealized appreciation (depreciation)
   on investments and on translation of assets and
   liabilities in foreign currencies                     (149,217,048)       (5,262,153)
---------------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from
   operations                                             (37,974,893)      131,900,412
---------------------------------------------------------------------------------------
Distributions to shareholders from:
   Net investment income
      Class A                                             (12,771,557)      (10,942,438)
      Class B                                                (709,444)         (624,331)
      Class C                                                 (32,035)          (22,630)
      Class I                                                    (248)             (207)
      Class R2                                                    (58)              (26)
      Class R3                                                    (70)              (30)
      Class R4                                               (188,713)         (167,357)
      Class R5                                                    (84)              (36)
      Class W                                                     (64)              (31)
   Net realized gain
      Class A                                             (55,263,623)               --
      Class B                                              (7,893,437)               --
      Class C                                                (347,198)               --
      Class I                                                    (827)               --
      Class R2                                                   (289)               --
      Class R3                                                   (289)               --
      Class R4                                               (750,782)               --
      Class R5                                                   (289)               --
      Class W                                                    (294)               --
---------------------------------------------------------------------------------------
Total distributions                                       (77,959,301)      (11,757,086)
---------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                         RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT  23

YEAR ENDED MARCH 31,                                        2008              2007
CAPITAL SHARE TRANSACTIONS
Proceeds from sales
   Class A shares                                      $   86,398,365    $  179,743,101
   Class B shares                                           9,075,614        24,658,603
   Class C shares                                             842,963         2,949,800
   Class R2 shares                                                 --             5,000
   Class R3 shares                                            132,865             5,000
   Class R4 shares                                          4,797,300         3,826,078
   Class R5 shares                                                 --             5,000
   Class W shares                                                  --             5,000
Reinvestment of distributions at net asset value
   Class A shares                                          66,758,204        10,727,172
   Class B shares                                           8,470,890           614,587
   Class C shares                                             367,740            22,021
   Class R4 shares                                            939,495           167,357
Payments for redemptions
   Class A shares                                        (225,517,900)     (181,271,675)
   Class B shares                                         (71,493,934)      (82,599,203)
   Class C shares                                          (1,503,718)         (981,270)
   Class R4 shares                                         (3,884,505)       (6,393,705)
---------------------------------------------------------------------------------------
Increase (decrease) in net assets from capital share
   transactions                                          (124,616,621)      (48,517,134)
---------------------------------------------------------------------------------------
Total increase (decrease) in net assets                  (240,550,815)       71,626,192
Net assets at beginning of year                         1,241,822,489     1,170,196,297
---------------------------------------------------------------------------------------
Net assets at end of year                              $1,001,271,674    $1,241,822,489
=======================================================================================
Undistributed net investment income                    $       88,953    $    1,988,162
---------------------------------------------------------------------------------------

The accompanying Notes to Financial Statements are an integral part of this statement.

--------------------------------------------------------------------------------

 24 RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT

NOTES TO FINANCIAL STATEMENTS
-----------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

RiverSource Equity Value Fund (the Fund) is a series of RiverSource Strategy Series, Inc. and is registered under the Investment Company Act of 1940 (as amended) as a diversified, open-end management investment company. RiverSource Strategy Series, Inc. has 10 billion authorized shares of capital stock that can be allocated among the separate series as designated by the Board of Directors (the Board). The Fund invests primarily in equity securities that may provide income, offer the opportunity for long-term capital appreciation, or both.

The Fund offers Class A, Class B, Class C, Class I, Class R2, Class R3, Class R4, Class R5 and Class W shares.

-  Class A shares are sold with a front-end sales charge.

- Class B shares may be subject to a contingent deferred sales charge (CDSC) and automatically convert to Class A shares during the ninth year of ownership.

-  Class C shares may be subject to a CDSC.

- Class I, Class R2, Class R3, Class R4 and Class R5 shares are sold without a front-end sales charge or CDSC and are offered to qualifying institutional investors.

- Class W shares are sold without a front-end sales charge or CDSC and are offered through qualifying discretionary accounts.

At March 31, 2008, RiverSource Investments, LLC (the Investment Manager) owned 100% of Class I, Class R2, Class R5 and Class W shares.

All classes of shares have identical voting, dividend and liquidation rights. Class specific expenses (e.g., distribution and service fees, transfer agency fees, plan administration services fees) differ among classes. Income, expenses (other than class specific expenses) and realized and unrealized gains or losses on investments are allocated to each class of shares based upon its relative net assets.

The Fund's significant accounting policies are summarized below:

USE OF ESTIMATES

Preparing financial statements that conform to U.S. generally accepted accounting principles requires management to make estimates (e.g., on assets, liabilities and contingent assets and liabilities) that could differ from actual results.

VALUATION OF SECURITIES

All securities are valued at the close of each business day. Securities traded on national securities exchanges or included in national market systems are valued at the last quoted sales price. Debt securities are generally traded in the over-the-

--------------------------------------------------------------------------------

                         RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT  25
counter market and are valued at a price that reflects fair value as quoted by dealers in these securities or by an independent pricing service. Foreign securities are valued based on quotations from the principal market in which such securities are normally traded. The procedures adopted by the Board generally contemplate the use of fair valuation in the event that price quotations or valuations are not readily available, price quotations or valuations from other sources are not reflective of market value and thus deemed unreliable, or a significant event has occurred in relation to a security or class of securities (such as foreign securities) that is not reflected in price quotations or valuations from other sources. A fair value price is a good faith estimate of the value of a security at a given point in time.

Many securities markets and exchanges outside the U.S. close prior to the close of the New York Stock Exchange and therefore the closing prices for securities in such markets or on such exchanges may not fully reflect events that occur after such close but before the close of the New York Stock Exchange, including significant movements in the U.S. market after foreign exchanges have closed. Accordingly, in those situations, Ameriprise Financial, Inc. (Ameriprise Financial), parent company of the Investment Manager, as administrator to the Fund, will fair value foreign securities pursuant to procedures adopted by the Board, including utilizing a third party pricing service to determine these fair values. These procedures take into account multiple factors, including movements in the U.S. securities markets, to determine a good faith estimate that reasonably reflects the current market conditions as of the close of the New York Stock Exchange.

Short-term securities maturing in more than 60 days from the valuation date are valued at the market price or approximate market value based on current interest rates; those maturing in 60 days or less are valued at amortized cost.

ILLIQUID SECURITIES

At March 31, 2008, investments in securities included issues that are illiquid which the Fund currently limits to 15% of net assets, at market value, at the time of purchase. Prior to July 12, 2007, the Fund limited the percent held in securities and other instruments that were illiquid to 10% of the Fund's net assets. The aggregate value of such securities at March 31, 2008 was $1,801,250 representing 0.18% of net assets. These securities may be valued at fair value according to procedures approved, in good faith, by the Board. According to Board guidelines, certain unregistered securities are determined to be liquid and are not included within the 15% limitation specified above. Assets are liquid if they can be sold or disposed of in the ordinary course of business within seven days at approximately the value at which the asset is valued by the Fund.

OPTION TRANSACTIONS

To produce incremental earnings, protect gains, and facilitate buying and selling of securities for investments, the Fund may buy and write options traded on any U.S.

--------------------------------------------------------------------------------

 26 RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT or foreign exchange or in the over-the-counter market where completing the obligation depends upon the credit standing of the other party. Cash collateral may be collected by the Fund to secure certain over-the-counter options trades. Cash collateral held by the Fund for such option trades must be returned to the counterparty upon closure, exercise or expiration of the contract. The Fund also may buy and sell put and call options and write covered call options on portfolio securities as well as write cash-secured put options. The risk in writing a call option is that the Fund gives up the opportunity for profit if the market price of the security increases. The risk in writing a put option is that the Fund may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Fund pays a premium whether or not the option is exercised. The Fund also has the additional risk of being unable to enter into a closing transaction if a liquid secondary market does not exist.

Option contracts are valued daily at the closing prices on their primary exchanges and unrealized appreciation or depreciation is recorded. The Fund will realize a gain or loss when the option transaction expires or closes. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written put option or the cost of a security for a purchased put or call option is adjusted by the amount of premium received or paid. During the year ended March 31, 2008, the Fund had no outstanding option contracts.

FUTURES TRANSACTIONS

To gain exposure to or protect itself from market changes, the Fund may buy and sell financial futures contracts traded on any U.S. or foreign exchange. The Fund also may buy and write put and call options on these futures contracts. Risks of entering into futures contracts and related options include the possibility of an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities.

Futures are valued daily based upon the last sale price at the close of market on the principal exchange on which they are traded. Upon entering into a futures contract, the Fund is required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund recognizes a realized gain or loss when the contract is closed or expires. At March 31, 2008, the Fund had no outstanding futures contracts.

FOREIGN CURRENCY TRANSLATIONS AND FORWARD FOREIGN CURRENCY CONTRACTS

Securities and other assets and liabilities denominated in foreign currencies are translated daily into U.S. dollars. Foreign currency amounts related to the purchase or sale of securities and income and expenses are translated at the exchange rate on the transaction date. The effect of changes in foreign exchange rates on realized

--------------------------------------------------------------------------------

                         RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT  27
and unrealized security gains or losses is reflected as a component of such gains or losses. In the Statement of Operations, net realized gains or losses from foreign currency transactions, if any, may arise from sales of foreign currency, closed forward contracts, exchange gains or losses realized between the trade date and settlement date on securities transactions, and other translation gains or losses on dividends, interest income and foreign withholding taxes.

The Fund may enter into forward foreign currency contracts for operational purposes and to protect against adverse exchange rate fluctuation. The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates from an independent pricing service. The Fund is subject to the credit risk that the other party will not complete its contract obligations. At March 31, 2008, the Fund had no outstanding forward foreign currency contracts.

GUARANTEES AND INDEMNIFICATIONS

Under the Fund's organizational documents, its officers and directors are indemnified against certain liabilities arising out of the performance of their duties to the Fund. In addition, certain of the Fund's contracts with its service providers contain general indemnification clauses. The Fund's maximum exposure under these arrangements is unknown since the amount of any future claims that may be made against the Fund cannot be determined and the Fund has no historical basis for predicting the likelihood of any such claims.

FEDERAL TAXES

The Fund's policy is to comply with Subchapter M of the Internal Revenue Code that applies to regulated investment companies and to distribute substantially all of its taxable income to shareholders. No provision for income or excise taxes is thus required.

The Fund has adopted Financial Accounting Standards Board (FASB) Interpretation 48 (FIN 48), "Accounting for Uncertainty in Income Taxes," which is effective for fiscal periods beginning after Dec. 15, 2006. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in accordance with FASB Statement 109, "Accounting for Income Taxes." FIN 48 prescribes a two-step process to recognize and measure a tax position taken or expected to be taken in a tax return. The first step is to determine whether a tax position has met the more-likely-than-not recognition threshold and the second step is to measure a tax position that meets the threshold to determine the amount of benefit to recognize. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. Management of the Fund has concluded that there are no significant uncertain tax positions that would require recognition in the financial statements. Generally, the tax authorities can examine all the tax returns filed for the last three years.

--------------------------------------------------------------------------------

 28 RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT

Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of re-characterization of REIT distributions, investments in partnerships, and losses deferred due to wash sales. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains (losses) were recorded by the Fund.

On the Statement of Assets and Liabilities, as a result of permanent book-to-tax differences, undistributed net investment income has been decreased by $139,237 and accumulated net realized gain has been increased by $139,237.

The tax character of distributions paid for the years indicated is as follows:

YEAR ENDED MARCH 31,                                 2008           2007*
----------------------------------------------------------------------------
CLASS A
Distributions paid from:
      Ordinary income.........................    $12,771,557    $10,942,438
      Long-term capital gain..................     55,263,623             --
CLASS B
Distributions paid from:
      Ordinary income.........................        709,444        624,331
      Long-term capital gain..................      7,893,437             --
CLASS C
Distributions paid from:
      Ordinary income.........................         32,035         22,630
      Long-term capital gain..................        347,198             --
CLASS I
Distributions paid from:
      Ordinary income.........................            248            207
      Long-term capital gain..................            827             --
CLASS R2
Distributions paid from:
      Ordinary income.........................             58             26
      Long-term capital gain..................            289             --
CLASS R3
Distributions paid from:
      Ordinary income.........................             70             30
      Long-term capital gain..................            289             --
CLASS R4
Distributions paid from:
      Ordinary income.........................        188,713        167,357
      Long-term capital gain..................        750,782             --

--------------------------------------------------------------------------------

                         RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT  29

YEAR ENDED MARCH 31,                                 2008           2007*
----------------------------------------------------------------------------
CLASS R5
Distributions paid from:
      Ordinary income.........................             84             36
      Long-term capital gain..................            289             --
CLASS W
Distributions paid from:
      Ordinary income.........................             64             31
      Long-term capital gain..................            294             --

* Class R2, Class R3 and Class R5 are for the period from Dec. 11, 2006 (inception date) to March 31, 2007. Class W is for the period from Dec. 1, 2006 (inception date) to March 31, 2007.

At March 31, 2008, the components of distributable earnings on a tax basis are as follows:

Undistributed ordinary income.............................    $  2,761,331
Undistributed accumulated long-term gain..................    $ 45,573,701
Unrealized appreciation (depreciation)....................    $106,651,967

RECENT ACCOUNTING PRONOUNCEMENT

On Sept. 20, 2006, the FASB released Statement of Financial Accounting Standards No. 157 "Fair Value Measurements" (SFAS 157). SFAS 157 establishes an authoritative definition of fair value, sets out a hierarchy for measuring fair value, and requires additional disclosures about the inputs used to develop the measurements of fair value and the effect of certain measurements reported in the Statement of Operations for a fiscal period. The application of SFAS 157 will be effective for the Fund's fiscal year beginning April 1, 2008. The adoption of SFAS 157 is not anticipated to have a material impact on the Fund's financial statements; however, additional disclosures will be required about the inputs used to develop the measurements of fair value and the effect of certain measurements reported in the Statement of Operations for a fiscal period.

DIVIDENDS TO SHAREHOLDERS

Dividends from net investment income, declared and paid each calendar quarter, when available, are reinvested in additional shares of the Fund at net asset value or payable in cash. Capital gains, when available, are distributed along with the last income dividend of the calendar year.

OTHER

Security transactions are accounted for on the date securities are purchased or sold. Dividend income is recognized on the ex-dividend date and interest income, including amortization of premium, market discount and original issue discount using the effective interest method, is accrued daily.

--------------------------------------------------------------------------------

 30 RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT

2. EXPENSES AND SALES CHARGES

Under an Investment Management Services Agreement, the Investment Manager determines which securities will be purchased, held or sold. The management fee is a percentage of the Fund's average daily net assets that declines from 0.53% to 0.40% annually as the Fund's assets increase. The fee may be adjusted upward or downward by a performance incentive adjustment determined monthly by measuring the percentage difference over a rolling 12-month period between the performance of one Class A share of the Fund and the change in the Lipper Large-Cap Value Funds Index. In certain circumstances, the Board may approve a change in the index. The maximum adjustment is 0.12% per year. If the performance difference is less than 0.50%, the adjustment will be zero. The adjustment increased the fee by $615,240 for the year ended March 31, 2008. The management fee for the year ended March 31, 2008 was 0.56% of the Fund's average daily net assets, including an adjustment under the terms of the performance incentive arrangement.

Under an Administrative Services Agreement, the Fund pays Ameriprise Financial a fee for administration and accounting services at a percentage of the Fund's average daily net assets that declines from 0.06% to 0.03% annually as the Fund's assets increase. The fee for the year ended March 31, 2008 was 0.06% of the Fund's average daily net assets.

Other expenses are for, among other things, certain expenses of the Fund or the Board including: Fund boardroom and office expense, employee compensation, employee health and retirement benefits, and certain other expenses. Payment of these Fund and Board expenses is facilitated by a company providing limited administrative services to the Fund and the Board. For the year ended March 31, 2008, other expenses paid to this company were $2,936.

Compensation of Board members includes, for a former Board Chair, compensation as well as retirement benefits. Certain other aspects of a former Board Chair's compensation, including health benefits and payment of certain other expenses, are included under other expenses.

Under a Deferred Compensation Plan (the Plan), non-interested board members may defer receipt of their compensation. Deferred amounts are treated as though equivalent dollar amounts had been invested in shares of the Fund or other RiverSource funds. The Fund's liability for these amounts is adjusted for market value changes and remains in the Fund until distributed in accordance with the Plan.

Under a Transfer Agency Agreement, RiverSource Service Corporation (the Transfer Agent) maintains shareholder accounts and records. The Fund pays the Transfer Agent an annual account-based fee at a rate equal to $19.50 for Class A, $20.50 for Class B and $20.00 for Class C for this service. The Fund also pays the Transfer Agent an annual asset-based fee at a rate of 0.05% of the Fund's average

--------------------------------------------------------------------------------

                         RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT  31
daily net assets attributable to Class R2, Class R3, Class R4 and Class R5 shares and an annual asset-based fee at a rate of 0.20% of the Fund's average daily net assets attributable to Class W shares.

The Transfer Agent charges an annual fee of $5 per inactive account, charged on a pro rata basis for 12 months from the date the account becomes inactive. These fees are included in the transfer agency fees on the Statement of Operations.

Under a Plan Administration Services Agreement with the Transfer Agent, the Fund pays an annual fee at a rate of 0.25% of the Fund's average daily net assets attributable to Class R2, Class R3 and Class R4 shares for the provision of various administrative, recordkeeping, communication and educational services.

The Fund has an agreement with RiverSource Distributors, Inc. (the Distributor) for distribution and shareholder services. Prior to Oct. 1, 2007, Ameriprise Financial Services, Inc. also served as a principal underwriter and distributor to the Fund. Under a Plan and Agreement of Distribution pursuant to Rule 12b-1, the Fund pays a fee at an annual rate of up to 0.25% of the Fund's average daily net assets attributable to Class A, Class R3 and Class W shares, a fee at an annual rate of up to 0.50% of the Fund's average daily net assets attributable to Class R2 shares and a fee at an annual rate of up to 1.00% of the Fund's average daily net assets attributable to Class B and Class C shares.

Sales charges received by the Distributor for distributing Fund shares were $412,366 for Class A, $81,981 for Class B and $1,966 for Class C for the year ended March 31, 2008.

In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and nonaffiliated pooled investment vehicles (including mutual funds and exchange traded funds). Because the acquired funds have varied expense and fee levels and the Fund may own different proportions of acquired funds at different times, the amount of fees and expenses incurred indirectly by the Fund will vary.

For the year ended March 31, 2008, the Investment Manager and its affiliates waived/reimbursed certain fees and expenses such that net expenses (excluding fees and expenses of acquired funds) were 1.21% for Class R2, 1.12% for Class R3 and 0.93% for Class R4. Of these waived/reimbursed fees and expenses, the transfer agency fee at the class level was $4,266 for Class R4 and the plan administration services fees at the class level were $13, $13 and $377 for Class R2, Class R3 and Class R4, respectively. In addition, the Investment Manager and its affiliates have contractually agreed to waive certain fees and expenses until March 31, 2009, such that net expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment, will not exceed 0.88% of the Fund's average daily net assets for Class R4, unless sooner terminated at the discretion of the Board.

--------------------------------------------------------------------------------

 32 RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT

During the year ended March 31, 2008, the Fund's transfer agency fees were reduced by $88,622 as a result of bank fee credits from overnight cash balances.

The Fund pays custodian fees to Ameriprise Trust Company, a subsidiary of Ameriprise Financial.

3. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of securities (other than short-term obligations) aggregated $302,066,620 and $497,081,786, respectively, for the year ended March 31, 2008. Realized gains and losses are determined on an identified cost basis.

4. CAPITAL SHARE TRANSACTIONS

Transactions in shares of capital stock for the years indicated are as follows:

                                           YEAR ENDED MARCH 31, 2008
                                       ISSUED FOR
                                       REINVESTED                           NET
                            SOLD      DISTRIBUTIONS    REDEEMED     INCREASE (DECREASE)
---------------------------------------------------------------------------------------
Class A                   6,075,091     5,074,478     (16,434,856)      (5,285,287)
Class B                     655,436       643,853      (4,992,302)      (3,693,013)
Class C                      61,671        28,236        (111,329)         (21,422)
Class R3                     11,175            --              --           11,175
Class R4                    343,185        71,388        (286,068)         128,505
---------------------------------------------------------------------------------------

                                           YEAR ENDED MARCH 31, 2007
                                       ISSUED FOR
                                       REINVESTED                           NET
                            SOLD      DISTRIBUTIONS    REDEEMED     INCREASE (DECREASE)
---------------------------------------------------------------------------------------
Class A                  14,480,657       839,778     (14,274,752)       1,045,683
Class B                   1,954,440        48,332      (6,756,704)      (4,753,932)
Class C                     235,652         1,727         (77,312)         160,067
Class R2*                       374            --              --              374
Class R3*                       374            --              --              374
Class R4                    302,718        13,142        (488,442)        (172,582)
Class R5*                       374            --              --              374
Class W**                       380            --              --              380
---------------------------------------------------------------------------------------

  * For the period from Dec. 11, 2006 (inception date) to March 31, 2007. ** For the period from Dec. 1, 2006 (inception date) to March 31, 2007.

5. LENDING OF PORTFOLIO SECURITIES

In order to generate additional income, the Fund may lend securities representing up to one-third of the value of its total assets (which includes collateral for securities on loan) to broker-dealers, banks, or other institutional borrowers of

--------------------------------------------------------------------------------

                         RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT  33
securities. The Fund receives collateral in the form of cash and U.S. government securities, equal to at least 100% of the value of securities loaned, which is marked to the market value of the loaned securities daily until the securities are returned, e.g., if the value of the securities on loan increases, additional cash collateral is provided by the borrower. The Investment Manager serves as securities lending agent for the Fund under the Investment Management Services Agreement pursuant to which the Fund has agreed to reimburse the Investment Manager for expenses incurred by it in connection with the lending program, and pursuant to guidelines adopted by and under the oversight of the Board. At March 31, 2008, securities valued at $3,810,000 were on loan to brokers. For collateral, the Fund received $4,000,000 in cash. Cash collateral received is invested in an affiliated money market fund and short-term securities, including U.S. government securities or other high-grade debt obligations, which are included in the "Portfolio of Investments." Income from securities lending amounted to $27,756 for the year ended March 31, 2008. Expenses paid to the Investment Manager were $1,010 for the year ended March 31, 2008, which are included in other expenses on the Statement of Operations. The risks to the Fund of securities lending are that the borrower may not provide additional collateral when required or return the securities when due.

6. AFFILIATED MONEY MARKET FUND

The Fund may invest its daily cash balance in RiverSource Short-Term Cash Fund, a money market fund established for the exclusive use of the RiverSource funds and other institutional clients of RiverSource Investments. The cost of the Fund's purchases and proceeds from sales of shares of the RiverSource Short-Term Cash Fund aggregated $223,367,758 and $232,680,383, respectively, for the year ended March 31, 2008.

7. BANK BORROWINGS

The Fund has entered into a revolving credit facility with a syndicate of banks headed by JPMorgan Chase Bank, N.A. (JPMCB), whereby the Fund may borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The credit facility became effective on Oct. 18, 2007, replacing a prior credit facility. The credit facility agreement, which is a collective agreement between the fund and certain other RiverSource funds, severally and not jointly, permits collective borrowings up to $500 million. Interest is charged to each Fund based on its borrowings at a rate equal to the federal funds rate plus 0.30%. Each borrowing under the credit facility matures no later than 60 days after the date of borrowing. The Fund also pays a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum. Under the prior credit facility, a Fund paid interest on its outstanding borrowings at a rate equal to either the higher of the federal funds effective rate plus 0.40% or the

--------------------------------------------------------------------------------

 34 RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT

JPMCB Prime Commercial Lending Rate. The Fund had no borrowings during the year ended March 31, 2008.

8. INFORMATION REGARDING PENDING AND SETTLED LEGAL PROCEEDINGS

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc., was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota. In response to defendants' motion to dismiss the complaint, the Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants' favor on July 9, 2007. The plaintiffs filed a notice of appeal with the Eighth Circuit Court of Appeals on August 8, 2007.

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce (MDOC) related to market timing activities. As a result, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Boards of Directors/Trustees.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the

--------------------------------------------------------------------------------

                         RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT  35

Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.

--------------------------------------------------------------------------------

 36 RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT

9. FINANCIAL HIGHLIGHTS

The tables below show certain important financial information for evaluating the Fund's results.

CLASS A

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED MARCH 31,              2008           2007           2006           2005           2004
Net asset value, beginning of period     $13.43         $12.16         $10.12          $9.17          $6.39
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .15(b)         .14            .12            .15            .10
Net gains (losses) (both realized and
 unrealized)                               (.66)          1.27           2.03            .94           2.77
-----------------------------------------------------------------------------------------------------------
Total from investment operations           (.51)          1.41           2.15           1.09           2.87
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.18)          (.14)          (.11)          (.14)          (.09)
Distributions from realized gains          (.77)            --             --             --             --
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.95)          (.14)          (.11)          (.14)          (.09)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period           $11.97         $13.43         $12.16         $10.12          $9.17
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                 $863         $1,038           $928           $865           $889
-----------------------------------------------------------------------------------------------------------
Total expenses(c),(d)                     1.06%          1.09%          1.16%          1.11%          1.07%
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)              1.09%          1.13%          1.04%          1.46%          1.19%
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     25%            37%            28%            25%            39%
-----------------------------------------------------------------------------------------------------------
Total return(e)                          (4.39%)        11.67%         21.31%         11.96%         45.06%
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amount has been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. The ratio of net expenses after reduction for earnings and bank fee credits was 1.05% for the year ended March 31, 2008.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------

                         RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT  37

CLASS B

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED MARCH 31,              2008           2007           2006           2005           2004
Net asset value, beginning of period     $13.46         $12.19         $10.14          $9.18          $6.40
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .05(b)         .04            .01            .07            .03
Net gains (losses) (both realized and
 unrealized)                               (.66)          1.27           2.06            .95           2.78
-----------------------------------------------------------------------------------------------------------
Total from investment operations           (.61)          1.31           2.07           1.02           2.81
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.07)          (.04)          (.02)          (.06)          (.03)
Distributions from realized gains          (.77)            --             --             --             --
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.84)          (.04)          (.02)          (.06)          (.03)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period           $12.01         $13.46         $12.19         $10.14          $9.18
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                 $121           $185           $226           $275           $341
-----------------------------------------------------------------------------------------------------------
Total expenses(c),(d)                     1.82%          1.86%          1.92%          1.88%          1.84%
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)               .33%           .35%           .28%           .69%           .44%
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     25%            37%            28%            25%            39%
-----------------------------------------------------------------------------------------------------------
Total return(e)                          (5.07%)        10.77%         20.39%         11.16%         43.89%
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amount has been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. The ratio of net expenses after reduction for earnings and bank fee credits was 1.81% for the year ended March 31, 2008.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------

 38 RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT

CLASS C

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED MARCH 31,              2008           2007           2006           2005           2004
Net asset value, beginning of period     $13.34         $12.09         $10.06          $9.12          $6.36
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .05(b)         .06            .02            .07            .03
Net gains (losses) (both realized and
 unrealized)                               (.66)          1.24           2.03            .93           2.76
-----------------------------------------------------------------------------------------------------------
Total from investment operations           (.61)          1.30           2.05           1.00           2.79
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.07)          (.05)          (.02)          (.06)          (.03)
Distributions from realized gains          (.77)            --             --             --             --
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.84)          (.05)          (.02)          (.06)          (.03)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period           $11.89         $13.34         $12.09         $10.06          $9.12
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                   $5             $6             $4             $3             $3
-----------------------------------------------------------------------------------------------------------
Total expenses(c),(d)                     1.82%          1.84%          1.92%          1.88%          1.85%
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)               .34%           .38%           .28%           .69%           .42%
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     25%            37%            28%            25%            39%
-----------------------------------------------------------------------------------------------------------
Total return(e)                          (5.07%)        10.81%         20.43%         11.05%         43.87%
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amount has been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. The ratio of net expenses after reduction for earnings and bank fee credits was 1.81% for the year ended March 31, 2008.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------

                         RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT  39

CLASS I

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED MARCH 31,              2008           2007           2006           2005        2004(B)
Net asset value, beginning of period     $13.45         $12.18         $10.13          $9.18          $9.44
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .21(c)         .20            .18            .19            .08
Net gains (losses) (both realized and
 unrealized)                               (.67)          1.26           2.02            .94           (.31)
-----------------------------------------------------------------------------------------------------------
Total from investment operations           (.46)          1.46           2.20           1.13           (.23)
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.23)          (.19)          (.15)          (.18)          (.03)
Distributions from realized gains          (.77)            --             --             --             --
-----------------------------------------------------------------------------------------------------------
Total distributions                       (1.00)          (.19)          (.15)          (.18)          (.03)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period           $11.99         $13.45         $12.18         $10.13          $9.18
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $--            $--            $--            $--            $--
-----------------------------------------------------------------------------------------------------------
Total expenses(d),(e)                      .65%           .67%           .72%           .67%           .71%(f)
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)              1.50%          1.54%          1.48%          1.89%          1.29%(f)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     25%            37%            28%            25%            39%
-----------------------------------------------------------------------------------------------------------
Total return(g)                          (3.99%)        12.11%         21.90%         12.45%         (2.42%)(h)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from March 4, 2004 (inception date) to March 31, 2004.
(c) Per share amount has been calculated using the average shares outstanding method.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended March 31, 2008 were less than 0.01% of average net assets.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f)  Adjusted to an annual basis.
(g)  Total return does not reflect payment of a sales charge.
(h)  Not annualized.

--------------------------------------------------------------------------------

 40 RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT

CLASS R2

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED MARCH 31,              2008        2007(B)
Net asset value, beginning of period     $13.43         $13.36
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .13(c)         .10
Net gains (losses) (both realized and
 unrealized)                               (.65)           .04
-----------------------------------------------------------------------------------------------------------
Total from investment operations           (.52)           .14
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.16)          (.07)
Distributions from realized gains          (.77)            --
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.93)          (.07)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period           $11.98         $13.43
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $--            $--
-----------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)              1.46%          1.38%(f)
-----------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(g),(h)          1.21%          1.38%(f)
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)               .94%           .81%(f)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     25%            37%
-----------------------------------------------------------------------------------------------------------
Total return(i)                          (4.45%)         1.04%(j)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from Dec. 11, 2006 (inception date) to March 31, 2007.
(c) Per share amount has been calculated using the average shares outstanding method.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f)  Adjusted to an annual basis.
(g) The Investment Manager and its affiliates have waived certain fees and expenses.
(h) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended March 31, 2008 were less than 0.01% of average net assets.
(i)  Total return does not reflect payment of a sales charge.
(j)  Not annualized.

--------------------------------------------------------------------------------

                         RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT  41

CLASS R3

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED MARCH 31,              2008        2007(B)
Net asset value, beginning of period     $13.43         $13.36
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .12(c)         .11
Net gains (losses) (both realized and
 unrealized)                               (.61)           .04
-----------------------------------------------------------------------------------------------------------
Total from investment operations           (.49)           .15
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.19)          (.08)
Distributions from realized gains          (.77)            --
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.96)          (.08)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period           $11.98         $13.43
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $--            $--
-----------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)              1.37%          1.12%(f)
-----------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(g),(h)          1.12%          1.12%(f)
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)              1.06%          1.08%(f)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     25%            37%
-----------------------------------------------------------------------------------------------------------
Total return(i)                          (4.22%)         1.11%(j)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from Dec. 11, 2006 (inception date) to March 31, 2007.
(c) Per share amount has been calculated using the average shares outstanding method.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f)  Adjusted to an annual basis.
(g) The Investment Manager and its affiliates have waived certain fees and expenses.
(h) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. The ratio of net expenses after expense waiver/reimbursement and after reduction for earnings and bank fee credits was 1.10% for the year ended March 31, 2008.
(i)  Total return does not reflect payment of a sales charge.
(j)  Not annualized.

--------------------------------------------------------------------------------

 42 RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT

CLASS R4

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED MARCH 31,              2008           2007           2006           2005           2004
Net asset value, beginning of period     $13.44         $12.17         $10.13          $9.18          $6.40
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .17(b)         .16            .15            .17            .12
Net gains (losses) (both realized and
 unrealized)                               (.66)          1.27           2.02            .94           2.76
-----------------------------------------------------------------------------------------------------------
Total from investment operations           (.49)          1.43           2.17           1.11           2.88
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.20)          (.16)          (.13)          (.16)          (.10)
Distributions from realized gains          (.77)            --             --             --             --
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.97)          (.16)          (.13)          (.16)          (.10)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period           $11.98         $13.44         $12.17         $10.13          $9.18
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $12            $12            $13             $8             $5
-----------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)               .97%           .94%           .98%           .94%           .91%
-----------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(e),(f)           .93%           .93%           .98%           .94%           .91%
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)              1.22%          1.28%          1.22%          1.61%          1.35%
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     25%            37%            28%            25%            39%
-----------------------------------------------------------------------------------------------------------
Total return(g)                          (4.24%)        11.83%         21.51%         12.16%         45.25%
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amount has been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates have agreed to waive certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(f) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended March 31, 2008 were less than 0.01% of average net assets.
(g)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------

                         RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT  43

CLASS R5

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED MARCH 31,              2008        2007(B)
Net asset value, beginning of period     $13.43         $13.36
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .20(c)         .13
Net gains (losses) (both realized and
 unrealized)                               (.65)           .04
-----------------------------------------------------------------------------------------------------------
Total from investment operations           (.45)           .17
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.23)          (.10)
Distributions from realized gains          (.77)            --
-----------------------------------------------------------------------------------------------------------
Total distributions                       (1.00)          (.10)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period           $11.98         $13.43
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $--            $--
-----------------------------------------------------------------------------------------------------------
Total expenses(d),(e)                      .71%           .70%(f)
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)              1.44%          1.55%(f)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     25%            37%
-----------------------------------------------------------------------------------------------------------
Total return(g)                          (3.98%)         1.25%(h)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from Dec. 11, 2006 (inception date) to March 31, 2007.
(c) Per share amount has been calculated using the average shares outstanding method.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended March 31, 2008 were less than 0.01% of average net assets.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f)  Adjusted to an annual basis.
(g)  Total return does not reflect payment of a sales charge.
(h)  Not annualized.

--------------------------------------------------------------------------------

 44 RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT

CLASS W

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED MARCH 31,              2008        2007(B)
Net asset value, beginning of period     $13.43         $13.17
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .14(c)         .12
Net gains (losses) (both realized and
 unrealized)                               (.65)           .22
-----------------------------------------------------------------------------------------------------------
Total from investment operations           (.51)           .34
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.17)          (.08)
Distributions from realized gains          (.77)            --
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.94)          (.08)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period           $11.98         $13.43
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $--            $--
-----------------------------------------------------------------------------------------------------------
Total expenses(d),(e)                     1.12%          1.03%(f)
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)              1.03%          1.14%(f)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     25%            37%
-----------------------------------------------------------------------------------------------------------
Total return(g)                          (4.36%)         2.59%(h)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from Dec. 1, 2006 (inception date) to March 31, 2007.
(c) Per share amount has been calculated using the average shares outstanding method.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended March 31, 2008 were less than 0.01% of average net assets.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f)  Adjusted to an annual basis.
(g)  Total return does not reflect payment of a sales charge.
(h)  Not annualized.

--------------------------------------------------------------------------------

                         RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT  45

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
------------------------------------------------------

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF

RIVERSOURCE EQUITY VALUE FUND:

We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of RiverSource Equity Value Fund (the Fund) (one of the portfolios constituting the RiverSource Strategy Series, Inc.) as of March 31, 2008, and the related statements of operations, changes in net assets, and financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. The financial statements and financial highlights of the Fund for the periods presented through March 31, 2007, were audited by other auditors whose report dated May 21, 2007, expressed an unqualified opinion on those financial statements and financial highlights.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Fund's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of March 31, 2008, by correspondence with the custodian and brokers, or by other appropriate auditing procedures where replies from brokers were not received. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2008 financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of RiverSource Equity Value Fund of the RiverSource Strategy Series, Inc. at March 31, 2008, the results of its operations, changes in its net assets and the financial highlights for the year then ended, in conformity with U.S. generally accepted accounting principles.

                                                           /s/ Ernst & Young LLP
Minneapolis, Minnesota
May 21, 2008

--------------------------------------------------------------------------------

 46 RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT

FEDERAL INCOME TAX INFORMATION
----------------------------
(UNAUDITED)

The Fund is required by the Internal Revenue Code of 1986 to tell its shareholders about the tax treatment of the dividends it pays during its fiscal year. The dividends listed below are reported to you on Form 1099-DIV, Dividends and Distributions. Shareholders should consult a tax advisor on how to report distributions for state and local tax purposes.

Fiscal year ended March 31, 2008

CLASS A

INCOME DISTRIBUTIONS - the Fund designates the following
tax attributes for distributions:
      Qualified Dividend Income for individuals.............            100%
      Dividends Received Deduction for corporations.........            100%
      U.S. Government Obligations...........................           0.00%

PAYABLE DATE                                                       PER SHARE
June 25, 2007...............................................        $0.04419
Sept. 24, 2007..............................................         0.04378
Dec. 17, 2007...............................................         0.04525
March 27, 2008..............................................         0.04189
Total.......................................................        $0.17511

CAPITAL GAIN DISTRIBUTION - the Fund designates to be taxed as long-term capital gain:
PAYABLE DATE                                                       PER SHARE
Dec. 17, 2007...............................................        $0.77319
Total distributions.........................................        $0.94830

CLASS B

INCOME DISTRIBUTIONS - the Fund designates the following
tax attributes for distributions:
      Qualified Dividend Income for individuals.............            100%
      Dividends Received Deduction for corporations.........            100%
      U.S. Government Obligations...........................           0.00%

PAYABLE DATE                                                       PER SHARE
June 25, 2007...............................................        $0.01662
Sept. 24, 2007..............................................         0.01373
Dec. 17, 2007...............................................         0.01948
March 27, 2008..............................................         0.01441
Total.......................................................        $0.06424

CAPITAL GAIN DISTRIBUTION - the Fund designates to be taxed as long-term capital gain:
PAYABLE DATE                                                       PER SHARE
Dec. 17, 2007...............................................        $0.77319
Total distributions.........................................        $0.83743

--------------------------------------------------------------------------------

                         RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT  47

CLASS C

INCOME DISTRIBUTIONS - the Fund designates the following
tax attributes for distributions:
      Qualified Dividend Income for individuals.............            100%
      Dividends Received Deduction for corporations.........            100%
      U.S. Government Obligations...........................           0.00%

PAYABLE DATE                                                       PER SHARE
June 25, 2007...............................................        $0.01757
Sept. 24, 2007..............................................         0.01690
Dec. 17, 2007...............................................         0.02024
March 27, 2008..............................................         0.01575
Total.......................................................        $0.07046

CAPITAL GAIN DISTRIBUTION - the Fund designates to be taxed as long-term capital gain:
PAYABLE DATE                                                       PER SHARE
Dec. 17, 2007...............................................        $0.77319
Total distributions.........................................        $0.84365

CLASS I

INCOME DISTRIBUTIONS - the Fund designates the following
tax attributes for distributions:
      Qualified Dividend Income for individuals.............            100%
      Dividends Received Deduction for corporations.........            100%
      U.S. Government Obligations...........................           0.00%

PAYABLE DATE                                                       PER SHARE
June 25, 2007...............................................        $0.05855
Sept. 24, 2007..............................................         0.05804
Dec. 17, 2007...............................................         0.05858
March 27, 2008..............................................         0.05631
Total.......................................................        $0.23148

CAPITAL GAIN DISTRIBUTION - the Fund designates to be taxed as long-term capital gain:
PAYABLE DATE                                                       PER SHARE
Dec. 17, 2007...............................................        $0.77319
Total distributions.........................................        $1.00467

--------------------------------------------------------------------------------

 48 RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT

CLASS R2

INCOME DISTRIBUTIONS - the Fund designates the following
tax attributes for distributions:
      Qualified Dividend Income for individuals.............            100%
      Dividends Received Deduction for corporations.........            100%
      U.S. Government Obligations...........................           0.00%

PAYABLE DATE                                                       PER SHARE
June 25, 2007...............................................        $0.02966
Sept. 24, 2007..............................................         0.02870
Dec. 17, 2007...............................................         0.05778
March 27, 2008..............................................         0.03766
Total.......................................................        $0.15380

CAPITAL GAIN DISTRIBUTION - the Fund designates to be taxed as long-term capital gain:
PAYABLE DATE                                                       PER SHARE
Dec. 17, 2007...............................................        $0.77319
Total distributions.........................................        $0.92699

CLASS R3

INCOME DISTRIBUTIONS - the Fund designates the following
tax attributes for distributions:
      Qualified Dividend Income for individuals.............            100%
      Dividends Received Deduction for corporations.........            100%
      U.S. Government Obligations...........................           0.00%

PAYABLE DATE                                                       PER SHARE
June 25, 2007...............................................        $0.03829
Sept. 24, 2007..............................................         0.03717
Dec. 17, 2007...............................................         0.06574
March 27, 2008..............................................         0.04645
Total.......................................................        $0.18765

CAPITAL GAIN DISTRIBUTION - the Fund designates to be taxed as long-term capital gain:
PAYABLE DATE                                                       PER SHARE
Dec. 17, 2007...............................................        $0.77319
Total distributions.........................................        $0.96084

--------------------------------------------------------------------------------

                         RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT  49

CLASS R4

INCOME DISTRIBUTIONS - the Fund designates the following
tax attributes for distributions:
      Qualified Dividend Income for individuals.............            100%
      Dividends Received Deduction for corporations.........            100%
      U.S. Government Obligations...........................           0.00%

PAYABLE DATE                                                       PER SHARE
June 25, 2007...............................................        $0.04949
Sept. 24, 2007..............................................         0.04838
Dec. 17, 2007...............................................         0.04961
March 27, 2008..............................................         0.04797
Total.......................................................        $0.19545

CAPITAL GAIN DISTRIBUTION - the Fund designates to be taxed as long-term capital gain:
PAYABLE DATE                                                       PER SHARE
Dec. 17, 2007...............................................        $0.77319
Total distributions.........................................        $0.96864

CLASS R5

INCOME DISTRIBUTIONS - the Fund designates the following
tax attributes for distributions:
      Qualified Dividend Income for individuals.............            100%
      Dividends Received Deduction for corporations.........            100%
      U.S. Government Obligations...........................           0.00%

PAYABLE DATE                                                       PER SHARE
June 25, 2007...............................................        $0.05646
Sept. 24, 2007..............................................         0.05593
Dec. 17, 2007...............................................         0.05671
March 27, 2008..............................................         0.05409
Total.......................................................        $0.22319

CAPITAL GAIN DISTRIBUTION - the Fund designates to be taxed as long-term capital gain:
PAYABLE DATE                                                       PER SHARE
Dec. 17, 2007...............................................        $0.77319
Total distributions.........................................        $0.99638

--------------------------------------------------------------------------------

 50 RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT

CLASS W

INCOME DISTRIBUTIONS - the Fund designates the following
tax attributes for distributions:
      Qualified Dividend Income for individuals.............            100%
      Dividends Received Deduction for corporations.........            100%
      U.S. Government Obligations...........................           0.00%

PAYABLE DATE                                                       PER SHARE
June 25, 2007...............................................        $0.04219
Sept. 24, 2007..............................................         0.04150
Dec. 17, 2007...............................................         0.04338
March 27, 2008..............................................         0.04074
Total.......................................................        $0.16781

CAPITAL GAIN DISTRIBUTION - the Fund designates to be taxed as long-term capital gain:
PAYABLE DATE                                                       PER SHARE
Dec. 17, 2007...............................................        $0.77319
Total distributions.........................................        $0.94100

The Fund also designates as distributions of long-term gains, to the extent necessary to fully distribute such capital gains, earnings and profits distributed to shareholders on the redemption of shares.

--------------------------------------------------------------------------------

                         RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT  51

BOARD MEMBERS AND OFFICERS
--------------------------------

Shareholders elect a Board that oversees the Fund's operations. The Board appoints officers who are responsible for day-to-day business decisions based on policies set by the Board.

The following is a list of the Fund's Board members. Each member oversees 101 RiverSource funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the Board. Under the current Board policy, members may serve until the end of the meeting following their 75th birthday, or the fifteenth anniversary of the first Board meeting they attended as members of the Board, whichever occurs first. This policy does not apply to Ms. Jones who may retire after her 75th birthday.

INDEPENDENT BOARD MEMBERS

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION                 OTHER
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS               DIRECTORSHIPS
-----------------------------------------------------------------------------------------------------
Kathleen Blatz           Board member       Chief Justice, Minnesota Supreme     None
901 S. Marquette Ave.    since 2006         Court, 1998-2006; Attorney
Minneapolis, MN 55402
Age 53
-----------------------------------------------------------------------------------------------------
Arne H. Carlson          Board member       Chair, RiverSource Funds,            None
901 S. Marquette Ave.    since 1999         1999-2006; former Governor of
Minneapolis, MN 55402                       Minnesota
Age 73
-----------------------------------------------------------------------------------------------------
Pamela G. Carlton        Board member       President, Springboard -- Partners   None
901 S. Marquette Ave.    since 2007         in Cross Cultural Leadership
Minneapolis, MN 55402                       (consulting company)
Age 53
-----------------------------------------------------------------------------------------------------
Patricia M. Flynn        Board member       Trustee Professor of Economics and   None
901 S. Marquette Ave.    since 2004         Management, Bentley College; former
Minneapolis, MN 55402                       Dean, McCallum Graduate School of
Age 57                                      Business, Bentley College
-----------------------------------------------------------------------------------------------------
Anne P. Jones            Board member       Attorney and Consultant              None
901 S. Marquette Ave.    since 1985
Minneapolis, MN 55402
Age 73
-----------------------------------------------------------------------------------------------------
Jeffrey Laikind, CFA     Board member       Former Managing Director, Shikiar    American Progressive
901 S. Marquette Ave.    since 2005         Asset Management                     Insurance
Minneapolis, MN 55402
Age 72
-----------------------------------------------------------------------------------------------------
Stephen R. Lewis, Jr.    Board member       President Emeritus and Professor of  Valmont Industries,
901 S. Marquette Ave.    since 2002 and     Economics, Carleton College          Inc. (manufactures
Minneapolis, MN 55402    Chair of the                                            irrigation systems)
Age 69                   Board since 2007
-----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 52 RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION                 OTHER
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS               DIRECTORSHIPS
-----------------------------------------------------------------------------------------------------
Catherine James Paglia   Board member       Director, Enterprise Asset           None
901 S. Marquette Ave.    since 2004         Management, Inc. (private real
Minneapolis, MN 55402                       estate and asset management
Age 55                                      company)
-----------------------------------------------------------------------------------------------------
Alison Taunton-Rigby     Board member       Chief Executive Officer and          Idera
901 S. Marquette Ave.    since 2002         Director, RiboNovix, Inc. since      Pharmaceutical, Inc.
Minneapolis, MN 55402                       2003 (biotechnology); former         (biotechnology);
Age 64                                      President, Forester Biotech          Healthways, Inc.
                                                                                 (health management
                                                                                 programs)
-----------------------------------------------------------------------------------------------------

BOARD MEMBER AFFILIATED WITH RIVERSOURCE INVESTMENTS*

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION                 OTHER
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS               DIRECTORSHIPS
-----------------------------------------------------------------------------------------------------
William F. Truscott      Board member       President -- U.S. Asset Management   None
53600 Ameriprise         since 2001,        and Chief Investment Officer,
Financial Center         Vice President     Ameriprise Financial, Inc. and
Minneapolis, MN 55474    since 2002         President, Chairman of the Board
Age 47                                      and Chief Investment Officer,
                                            RiverSource Investments, LLC since
                                            2005; Director, President, and
                                            Chief Executive Officer, Ameriprise
                                            Certificate Company since 2006;
                                            Chairman of the Board, Chief
                                            Executive Officer and President,
                                            RiverSource Distributors, Inc.
                                            since 2006; Senior Vice
                                            President -- Chief Investment
                                            Officer, Ameriprise Financial, Inc.
                                            and Chairman of the Board and Chief
                                            Investment Officer, RiverSource
                                            Investments, LLC, 2001-2005
-----------------------------------------------------------------------------------------------------

* Interested person by reason of being an officer, director, security holder and/or employee of RiverSource Investments.

The SAI has additional information about the Fund's Board members and is available, without charge, upon request by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; or visiting riversource.com/funds.

--------------------------------------------------------------------------------

                         RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT  53

The Board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is Vice President, the Fund's other officers are:

FUND OFFICERS

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS
------------------------------------------------------------------------------------------
Patrick T. Bannigan      President since    Director and Senior Vice President, Asset
172 Ameriprise           2006               Management, Products and Marketing,
Financial Center                            RiverSource Investments, LLC since 2006;
Minneapolis, MN 55474                       Director and Vice President -- Asset
Age 42                                      Management, Products and Marketing,
                                            RiverSource Distributors, Inc. since 2006;
                                            Managing Director and Global Head of Product,
                                            Morgan Stanley Investment Management,
                                            2004-2006; President, Touchstone Investments,
                                            2002-2004
------------------------------------------------------------------------------------------
Michelle M. Keeley       Vice President     Executive Vice President -- Equity and Fixed
172 Ameriprise           since 2004         Income, Ameriprise Financial, Inc. and
Financial Center                            RiverSource Investments, LLC since 2006; Vice
Minneapolis, MN 55474                       President -- Investments, Ameriprise
Age 44                                      Certificate Company since 2003; Senior Vice
                                            President -- Fixed Income, Ameriprise
                                            Financial, Inc., 2002-2006 and RiverSource
                                            Investments, LLC, 2004-2006
------------------------------------------------------------------------------------------
Amy K. Johnson           Vice President     Vice President -- Asset Management and Trust
5228 Ameriprise          since 2006         Company Services, RiverSource Investments, LLC
Financial Center                            since 2006; Vice President -- Operations and
Minneapolis, MN 55474                       Compliance, RiverSource Investments, LLC,
Age 42                                      2004-2006; Director of Product
                                            Development -- Mutual Funds, Ameriprise
                                            Financial, Inc., 2001-2004
------------------------------------------------------------------------------------------
Jeffrey P. Fox           Treasurer since    Vice President -- Investment Accounting,
105 Ameriprise           2002               Ameriprise Financial, Inc. since 2002; Chief
Financial Center                            Financial Officer, RiverSource Distributors,
Minneapolis, MN 55474                       Inc. since 2006
Age 52
------------------------------------------------------------------------------------------
Scott R. Plummer         Vice President,    Vice President and Chief Counsel -- Asset
5228 Ameriprise          General Counsel    Management, Ameriprise Financial, Inc. since
Financial Center         and Secretary      2005; Chief Counsel, RiverSource Distributors,
Minneapolis, MN 55474    since 2006         Inc. since 2006; Vice President, General
Age 48                                      Counsel and Secretary, Ameriprise Certificate
                                            Company since 2005; Vice President -- Asset
                                            Management Compliance, Ameriprise Financial,
                                            Inc., 2004-2005; Senior Vice President and
                                            Chief Compliance Officer, USBancorp Asset
                                            Management, 2002-2004
------------------------------------------------------------------------------------------
Jennifer D. Lammers      Chief Compliance   U.S. Asset Management Chief Compliance
172 Ameriprise           Officer since      Officer, RiverSource Investments, LLC since
Financial Center         2006               2006; Director -- Mutual Funds, Voyageur Asset
Minneapolis, MN 55474                       Management, 2003-2006; Director of Finance,
Age 47                                      Voyageur Asset Management, 2000-2003
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 54 RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS
------------------------------------------------------------------------------------------
Neysa M. Alecu           Money Laundering   Compliance Director and Anti-Money Laundering
2934 Ameriprise          Prevention         Officer, Ameriprise Financial, Inc. since
Financial Center         Officer since      2004; Manager Anti-Money Laundering,
Minneapolis, MN 55474    2004               Ameriprise Financial, Inc., 2003-2004;
Age 44                                      Compliance Director and Bank Secrecy Act
                                            Officer, American Express Centurion Bank,
                                            2000-2003
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                         RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT  55

PROXY VOTING
-------------------------------------------------------------

The policy of the Board is to vote the proxies of the companies in which the Fund holds investments consistent with the procedures as stated in the Statement of Additional Information (SAI). You may obtain a copy of the SAI without charge by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; visiting riversource.com/funds; or searching the website of the Securities and Exchange Commission (SEC) at http://www.sec.gov. Information regarding how the Fund voted proxies relating to portfolio securities is filed with the SEC by August 31 for the most recent 12-month period ending June 30 of that year, and is available without charge by visiting riversource.com/funds; or searching the website of the SEC at www.sec.gov.

--------------------------------------------------------------------------------

 56 RIVERSOURCE EQUITY VALUE FUND -- 2008 ANNUAL REPORT

NOTES
------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                      THIS PAGE IS NOT PART OF THE ANNUAL REPORT

THROUGH THE RIVERSOURCE INVESTMENTS FAMILY OF FUNDS, YOU CAN BUILD A DIVERSIFIED PORTFOLIO THAT IS DESIGNED TO HELP YOU REACH YOUR GOALS.

ADVANCED ALPHA(SM) STRATEGIES
RiverSource 120/20 Contrarian
   Equity Fund
RiverSource 130/30 U.S. Equity Fund
RiverSource Absolute Return
   Currency and Income Fund
ADVICE-BUILT(SM) SOLUTIONS
RIVERSOURCE INCOME BUILDER SERIES
RiverSource Income Builder Basic
   Income Fund
RiverSource Income Builder Enhanced
   Income Fund
RiverSource Income Builder Moderate
   Income Fund
RIVERSOURCE PORTFOLIO BUILDER
   SERIES
RiverSource Portfolio Builder
   Aggressive Fund
RiverSource Portfolio Builder
   Conservative Fund
RiverSource Portfolio Builder
   Moderate Fund
RiverSource Portfolio Builder
   Moderate Aggressive Fund
RiverSource Portfolio Builder
   Moderate Conservative Fund
RiverSource Portfolio Builder Total
   Equity Fund
RIVERSOURCE RETIREMENT PLUS(R)
   SERIES
RiverSource Retirement Plus 2010
   Fund
RiverSource Retirement Plus 2015
   Fund
RiverSource Retirement Plus 2020
   Fund
RiverSource Retirement Plus 2025
   Fund
RiverSource Retirement Plus 2030
   Fund
RiverSource Retirement Plus 2035
   Fund
RiverSource Retirement Plus 2040
   Fund
RiverSource Retirement Plus 2045
   Fund
RIVERSOURCE STRATEGIC ALLOCATION
   FUND
RIVERSOURCE BALANCED FUND
SINGLE-STRATEGY FUNDS
GROWTH FUNDS
RiverSource Partners Aggressive
   Growth Fund
RiverSource Disciplined Large Cap
   Growth Fund
RiverSource Global Technology Fund
RiverSource Growth Fund
RiverSource Mid Cap Growth Fund
RiverSource Partners Small Cap
   Growth Fund
BLEND FUNDS
RiverSource Disciplined Equity Fund
RiverSource Disciplined Small and
   Mid Cap Equity Fund
RiverSource Large Cap Equity Fund
RiverSource Precious Metals and
   Mining Fund
RiverSource S&P 500 Index Fund*
RiverSource Small Cap Advantage
   Fund
RiverSource Partners Small Cap
   Equity Fund
RiverSource Small Company Index
   Fund
VALUE FUNDS
RiverSource Disciplined Small Cap
   Value Fund
RiverSource Diversified Equity
   Income Fund
RiverSource Dividend Opportunity
   Fund
RiverSource Equity Value Fund
RiverSource Partners Fundamental
   Value Fund
RiverSource Large Cap Value Fund
RiverSource Mid Cap Value Fund
RiverSource Real Estate Fund
RiverSource Partners Select Value
   Fund
RiverSource Partners Small Cap
   Value Fund
GLOBAL/INTERNATIONAL FUNDS
RiverSource Disciplined
   International Equity Fund
Threadneedle Emerging Markets Fund
Threadneedle European Equity Fund
Threadneedle Global Equity Fund
RiverSource Partners International
   Select Growth Fund
Threadneedle International
   Opportunity Fund
RiverSource Partners International
   Select Value Fund
RiverSource Partners International
   Small Cap Fund

--------------------------------------------------------------------------------

THIS PAGE IS NOT PART OF THE ANNUAL REPORT

TAXABLE INCOME FUNDS
RiverSource Cash Management Fund**
RiverSource Diversified Bond Fund
RiverSource Emerging Markets Bond
   Fund
RiverSource Floating Rate Fund
RiverSource Global Bond Fund
RiverSource High Yield Bond Fund
RiverSource Income Opportunities
   Fund
RiverSource Inflation Protected
   Securities Fund
RiverSource Limited Duration Bond
   Fund
RiverSource Short Duration U.S.
   Government Fund
RiverSource Strategic Income
   Allocation Fund
RiverSource U.S. Government
   Mortgage Fund
TAX-EXEMPT FUNDS
RiverSource California Tax-Exempt
   Fund
RiverSource Intermediate Tax-Exempt
   Fund
RiverSource Minnesota Tax-Exempt
   Fund
RiverSource New York Tax-Exempt
   Fund
RiverSource Tax-Exempt Bond Fund
RiverSource Tax-Exempt High Income
   Fund
RiverSource Tax-Exempt Money Market
   Fund**

You should consider the investment objectives, risks, charges and expenses of a mutual fund carefully before investing. For a free prospectus of any of the funds listed above, which contains this and other important information about the funds, contact your financial institution or visit riversource.com/funds. Read the prospectus carefully before investing.

Investment products, including shares of mutual funds, involve risks including possible loss of principal and fluctuation in value. Investing in certain funds involves special risks, such as those related to investments in foreign securities, small- and mid-capitalization stocks, fixed income securities (especially high-yield securities), and funds which focus their investments in a particular sector, such as real estate, technology and precious metals. See each fund's prospectus for specific risks associated with the fund.

 * "Standard & Poors(R)," "S&P," "S&P 500(R)," and "Standard & Poor's 500(R)" are trademarks of the McGraw-Hill Companies, Inc. These trademarks have been licensed for use by Ameriprise Financial, Inc. The fund is not sponsored, endorsed, sold or promoted by Standard & Poor's or any of their subsidiaries or affiliates (the "Licensors") and the Licensors make no representation regarding the advisability of investing in the fund.

** AN INVESTMENT IN MONEY MARKET FUNDS IS NOT INSURED OR GUARANTEED BY THE
   FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. ALTHOUGH THE FUND SEEKS TO MAINTAIN THE VALUE OF YOUR INVESTMENT AT $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN THE FUND.

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                                      THIS PAGE IS NOT PART OF THE ANNUAL REPORT

     RIVERSOURCE EQUITY VALUE FUND

     734 Ameriprise Financial Center

     Minneapolis, MN 55474

     RIVERSOURCE.COM/FUNDS

                                        This report must be accompanied or preceded by
                                        the Fund's current prospectus. RiverSource(R)
                                        mutual funds are distributed by RiverSource
                                        Distributors, Inc., Member FINRA, and managed by
                                        RiverSource Investments, LLC. These companies are
                                        part of Ameriprise Financial, Inc.
       (RIVERSOURCE INVESTMENTS LOGO)   (C) 2008 RiverSource Distributors, Inc.                              S-6382 W (5/08)